                                                                   EXHIBIT 10.24

===============================================================================

                                CREDIT AGREEMENT

                          Dated as of December 31, 2003

                                      among

                          LTFMF AZ REAL ESTATE, LLC and

                      THE OTHER BORROWERS SIGNATORY HERETO
                               FROM TIME TO TIME,

                                  as Borrowers,

                         LTFMF REAL ESTATE HOLDINGS, LLC

                               as a Credit Party,

                          THE LENDERS SIGNATORY HERETO
                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

  GECC CAPITAL MARKETS GROUP, INC., as Sole Lead Arranger and Syndication Agent

===============================================================================

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
1.       AMOUNT AND TERMS OF CREDIT .......................................................................    2
1.1      Term Loans........................................................................................    2
1.2      Prepayments.......................................................................................    4
1.3      Use of Proceeds...................................................................................    6
1.4      Interest..........................................................................................    6
1.5      Fees..............................................................................................    7
1.6      Receipt of Payments...............................................................................    8
1.7      Application and Allocation of Payments............................................................    8
1.8      Loan Account and Accounting.......................................................................    8
1.9      Indemnity.........................................................................................    9
1.10     Access............................................................................................    9
1.11     Taxes.............................................................................................   10
1.12     Capital Adequacy; Increased Costs; Illegality.....................................................   11
1.13     Single Loan.......................................................................................   12
1.14     Joinder of Additional Borrowers...................................................................   12
1.15.    Joinder of Additional Lenders.....................................................................   13
2.       CONDITIONS PRECEDENT..............................................................................   14
2.1      Closing Conditions................................................................................   14
2.2      Conditions to Each Loan...........................................................................   15
3.       REPRESENTATIONS AND WARRANTIES....................................................................   16
3.1      Corporate Existence; Compliance with Law..........................................................   16
3.2      Executive Offices, Collateral Locations, FEIN.....................................................   17
3.3      Corporate Power, Authorization, Enforceable Obligations...........................................   17
3.4      Financial Statements and Projections..............................................................   18
3.5      Material Adverse Effect...........................................................................   18
3.6      Ownership of Property; Liens......................................................................   18
3.7      Labor Matters.....................................................................................   19
3.8      Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.........................   20
3.9      Government Regulation.............................................................................   20
3.10     Margin Regulations................................................................................   20

3.11     Taxes.............................................................................................   20
3.12     ERISA.............................................................................................   21
3.13     No Litigation.....................................................................................   22
3.14     Brokers...........................................................................................   22
3.15     Intellectual Property.............................................................................   22
3.16     Full Disclosure...................................................................................   23
3.17     Environmental Matters.............................................................................   23
3.18     Insurance.........................................................................................   24
3.19      Trade Relations..................................................................................   24
3.20     Agreements and Other Documents....................................................................   24
3.21     Solvency..........................................................................................   25
3.22     Status of Borrowers...............................................................................   25
4.       FINANCIAL STATEMENTS AND INFORMATION..............................................................   25
4.1      Reports and Notices...............................................................................   25
4.2      Communication with Accountants....................................................................   25
5.       AFFIRMATIVE COVENANTS.............................................................................   25
5.1      Maintenance of Existence and Conduct of Business..................................................   25
5.2      Payment of Charges................................................................................   26
5.3      Books and Records.................................................................................   26
5.4      Insurance; Damage to or Destruction of Collateral.................................................   26
5.5      Compliance with Laws..............................................................................   28
5.6      Supplemental Disclosure...........................................................................   28
5.7      Intellectual Property.............................................................................   29
5.8      Environmental Matters.............................................................................   29
5.9      Landlords' Agreements, Mortgagee Agreements, and Bailee Letters Purchases.........................   29
5.10     Real Estate Purchases.............................................................................   30
5.11     Further Assurances................................................................................   30
6.       NEGATIVE COVENANTS................................................................................   30
6.1      Mergers, Subsidiaries, Etc........................................................................   30
6.2      Investments; Loans and Advances...................................................................   31
6.3      Indebtedness......................................................................................   31
6.4      Employee Loans and Affiliate Transactions.........................................................   32
6.5      Capital Structure and Business....................................................................   32
6.6      Guaranteed Indebtedness...........................................................................   32

6.7      Liens.............................................................................................   33
6.8      Sale of Stock and Assets..........................................................................   33
6.9      ERISA.............................................................................................   33
6.10     Financial Covenants...............................................................................   33
6.11     Hazardous Materials...............................................................................   33
6.12     Sale-Leasebacks...................................................................................   33
6.13     Cancellation of Indebtedness......................................................................   33
6.14     Restricted Payments...............................................................................   33
6.15     Change of Corporate Name or Location; Change of Fiscal Year.......................................   34
6.16     No Impairment of Intercompany Transfers...........................................................   34
6.17     No Speculative Transactions.......................................................................   34
6.18     Leases; Real Estate Purchases.....................................................................   34
6.19     Changes Relating to Subordinated Debt; or Facility Leases.........................................   34
7.       TERM..............................................................................................   34
7.1      Termination.......................................................................................   34
7.2      Survival of Obligations Upon Termination of Financing Arrangements................................   34
8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES............................................................   35
8.1      Events of Default.................................................................................   35
8.2      Remedies..........................................................................................   37
8.3      Waivers by Credit Parties.........................................................................   37
9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT...............................................   38
9.1      Assignment and Participations.....................................................................   38
9.2      Appointment of Agent..............................................................................   40
9.3      Agent's Reliance, Etc.............................................................................   41
9.4      GE Capital and Affiliates.........................................................................   42
9.5      Lender Credit Decision............................................................................   42
9.6      Indemnification...................................................................................   42
9.7      Successor Agent...................................................................................   43
9.8      Setoff and Sharing of Payments....................................................................   43
9.9      Advances; Payments; Non-Funding Lenders; Information; Actions in Concert..........................   44
10.      SUCCESSORS AND ASSIGNS............................................................................   46
11.      MISCELLANEOUS.....................................................................................   46
11.1     Complete Agreement; Modification of Agreement.....................................................   46
11.2     Amendments and Waivers............................................................................   47

11.3     Fees and Expenses.................................................................................   48
11.4     No Waiver.........................................................................................   50
11.5     Remedies..........................................................................................   50
11.6     Severability......................................................................................   50
11.7     Conflict of Terms.................................................................................   50
11.8     Confidentiality...................................................................................   50
11.9     Governing Law.....................................................................................   51
11.10    Notices...........................................................................................   52
11.11    Section Titles....................................................................................   52
11.12    Counterparts......................................................................................   52
11.13    Waiver Of Jury Trial..............................................................................   52
11.14    Press Releases and Related Matters................................................................   53
11.15    Reinstatement.....................................................................................   53
11.16    Advice of Counsel.................................................................................   53
11.17    No Strict Construction............................................................................   53
12.      CROSS-GUARANTY....................................................................................   53
12.1     Cross-Guaranty....................................................................................   53
12.2     Waivers by Borrowers..............................................................................   54
12.3     Benefit of Guaranty...............................................................................   54
12.4     Subordination of Subrogation, Etc.................................................................   54
12.5     Election of Remedies..............................................................................   55
12.6     Limitation........................................................................................   55
12.7     Contribution with Respect to Guaranty Obligations.................................................   55
12.8     Liability Cumulative..............................................................................   56

                               INDEX OF APPENDICES

Annex A (Recitals)                  -                Definitions
Annex B (Section 2)                 -                Closing Checklist and Facility Funding Checklist
Annex C (Section 4.1)               -                Financial Statements and Projections -- Reporting
Annex D (Section 6.10)              -                Financial Covenants
Annex E (Section 9.9(a))            -                Lenders' Wire Transfer Information
Annex F (Section 11.10)             -                Notice Addresses
Annex G (from Annex A -
   "Commitments")                   -                Commitments as of the Closing Date

Exhibit 1.1(b)                      -                Form of Notice of Borrowing
Exhibit 1.1(c)                      -                Form of Note
Exhibit 1.14(a)                     -                Form of Joinder Agreement
Exhibit 1.15                        -                Form of Acknowledgment Agreement
Exhibit 4.1                         -                Form of Compliance Certificate
Exhibit 9.1(a)                      -                Form of Assignment Agreement

Schedule 1.1(b)                     -                Agent's Representatives
Disclosure Schedule 3.1             -                Type of Entity; State of Organization
Disclosure Schedule 3.2             -                Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(a)          -                Financial Statements
Disclosure Schedule ERROR! REFERENCE SOURCE NOT FOUND.        -        Projections
Disclosure Schedule 3.6             -                Real Estate and Leases
Disclosure Schedule 3.7             -                Labor Matters
Disclosure Schedule 3.8             -                Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11            -                Tax Matters
Disclosure Schedule 3.12            -                ERISA Plans
Disclosure Schedule 3.13            -                Litigation
Disclosure Schedule 3.15            -                Intellectual Property
Disclosure Schedule 3.17            -                Hazardous Materials
Disclosure Schedule 3.18            -                Insurance
Disclosure Schedule 3.20            -                Material Agreements
Disclosure Schedule 5.1             -                Corporate and Trade Names
Disclosure Schedule 6.3             -                Indebtedness
Disclosure Schedule 6.4(a)          -                Transactions with Affiliates
Disclosure Schedule 6.7             -                Existing Liens

         This CREDIT AGREEMENT (as amended, supplemented, restated, or otherwise modified from time to time, this "Agreement"), dated as of December 31, 2003, is among LTFMF AZ REAL ESTATE, LLC, a Delaware limited liability company ("LTFAZ") and the other borrowers signatory hereto from time to time (together with LTFAZ, "Borrowers"); LTFMF REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("Holdings"); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital"), as Lender and as Agent for Lenders (together with any successor in such capacity, "Agent"); and the other lenders signatory hereto from time to time (together with GE Capital in its capacity as lender and their successors and assigns, "Lenders").

                                    RECITALS

         WHEREAS, Borrowers have requested that Lenders extend term credit facilities to Borrowers of up to $35,000,000 in the aggregate for the purpose of refinancing a portion of Borrowers' costs to acquire land and construct improvements for the Facilities and for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain term loans to Borrowers of up to such amount upon the terms and conditions set forth herein;

         WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, security interests in and liens upon all of their existing and after-acquired personal and real property, including Borrowers' interests in the Facilities and the Facility Leases;

         WHEREAS, Holdings is willing to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Borrowers held by it and to grant to Agent, for the benefit of Agent and Lenders, security interests in and liens upon all of Holdings' existing and after-acquired personal and real property, in each case to secure the obligations of Borrowers under the Loan Documents, and Holdings is willing to guarantee the obligations of Borrowers under the Loan Documents;

         WHEREAS, Life Time Fitness, Inc., a Minnesota corporation ("LTF") is willing to pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Holdings held by it to secure the obligations of Borrowers under the Loan Documents; and

         WHEREAS, capitalized terms used in this Agreement, including the Preamble and Recitals of this Agreement, shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments hereto or expressly identified to this Agreement (collectively, "Appendices") are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.       AMOUNT AND TERMS OF CREDIT

         1.1.     Term Loans.

                  (a) Subject to the terms and conditions hereof, each Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share Available of up to five term loans (each, a "Term Loan"). Any Lender's Pro Rata Share Outstanding of all Term Loans shall not exceed such Lender's Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow under this Section 1.1(a) once for each Facility owned by any Borrower; provided that the amount of the Term Loan for any Facility shall not exceed Borrowing Availability and the following conditions have been satisfied or provided for in a manner satisfactory to Agent or waived in writing by Agent, as of the funding date of such Term
         Loan:

                           (i) the Collateral Documents and other Loan Documents related to such Term Loan shall have been duly executed by and delivered to the applicable Borrower, each other Credit Party signatory hereto, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with such Term Loan and such Facility, including those listed in the Facility Funding Checklist, each in form and substance reasonably satisfactory to Agent;

                           (ii) Agent shall have received (A) satisfactory evidence that the Credit Parties and LTF have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of the Loan Documents and Related Transactions Documents related to such Facility and such Term Loan or (B) officer's certificates in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required;

                           (iii) Agent shall have received satisfactory evidence that such Facility's Initial Fixed Charge Ratio is not less than 1.00 to 1.00 calculated as of the Term Loan funding date and as of the last day of the Fiscal Month including the Term Loan funding date, that such Facility's membership level is not less than 3500 members as of the Term Loan funding date, and that after giving effect to such Term Loan the aggregate principal amount of the Term Loans would not exceed the Maximum Amount;

                           (iv) the Credit Parties shall have reimbursed Agent for all reasonable fees, costs and expenses related to such Term Loan presented as of the Term Loan funding date;

                           (v) Agent shall have completed its business and legal due diligence with respect to such Facility with results reasonably satisfactory to Agent; and

                           (vi) Agent shall have received satisfactory evidence that the applicable Borrower is Solvent.

                  (b) Each Term Loan advance made after the Closing Date shall be made on notice by Borrower Representative on behalf of the applicable Borrower to one of the representatives of Agent identified in Schedule 1.1(b) at the address specified therein. Any such notice must be given at least thirty days prior to the proposed funding date of the applicable Term Loan. Each such notice (a "Notice of Borrowing") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(b), and shall include the information required in such Exhibit and such other information as may be required by Agent.

                  (c) Except as provided in Section 1.8, the applicable Borrower shall execute and deliver to each Lender a promissory note to evidence such Lender's Pro Rata Share Advanced with respect to any Term Loan advanced to such Borrower (the "Notes"). Each Note shall be substantially in the form of Exhibit 1.1(c), dated the funding date of the applicable Term Loan and in the original principal amount of the applicable Lender's Pro Rata Share Advanced. Each Note shall represent the primary obligation of the applicable Borrower (but shall also be guaranteed by all other Borrowers pursuant to Section 12) to pay the applicable Lender's Pro Rata Share Advanced of the unpaid principal amount of the applicable Term Loan, together with interest thereon as prescribed in Section 1.4.

                  (d) The monthly installments for each Note shall be in equal amounts of principal and interest sufficient to amortize the outstanding balance of such Note over a fifteen-year period, as set forth in the amortization schedule of such Note. The monthly payment of principal and interest for each Term Loan shall be equal to the aggregate amount of monthly installments under the Notes related to such Term Loan. Each Term Loan shall be repaid in consecutive monthly installments made on the first Business Day of each month commencing on
         (i) the first full calendar month following the funding date of such Term Loan, if the funding date of such Term Loan occurred on or before the fifteenth calendar day of the month, and (ii) the second full calendar month following the funding date of such Term Loan, if the funding date of such Term occurred after the fifteenth calendar day of the month, and, in either case, continuing until the Maturity Date. On the Maturity Date, Borrowers shall completely repay the Term Loans, together with all accrued interest and other amounts due under this Agreement. No payment with respect to the Term Loans may be reborrowed.

                  (e) Each payment of principal and interest with respect to any Term Loan shall be paid to Agent for the benefit of each Lender, in proportion to each Lender's Pro Rata Share Outstanding of such Term Loan and as set forth in the Notes related to such Term Loan.

                  (f) Agent shall be entitled to rely upon and shall be fully protected in relying upon any Notice of Borrowing or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Holdings as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, giving instructions with respect to the disbursement of the proceeds of the Term Loans, giving and receiving all other notices and consents under any Loan Document and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

         1.2.     Prepayments.

                  (a) Voluntary Prepayments. Borrowers may at any time on at least five days' prior written notice by Borrower Representative to Agent voluntarily prepay all or part of the Term Loans; provided that any such prepayments shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. In addition, Borrowers may at any time on at least ten days' prior written notice by Borrower Representative to Agent terminate the Commitment prior to the Commitment Termination Date; provided that upon such termination, all Term Loans and other Obligations shall be immediately due and payable in full. Any such voluntary prepayment and any such termination of the Commitment prior to the Commitment Termination Date must be accompanied by the payment of the Fees required by Section 1.5(c), if any. Upon any such termination of the Commitment, each Borrower's right to request Term Loan advances shall simultaneously be terminated. Any partial prepayments of the Term Loans of any Borrower shall be applied to prepay the scheduled installments of such Borrower's Term Loans in inverse order of maturity.

                  (b)      Mandatory Prepayments.

                           (i) Immediately upon receipt by any Borrower of proceeds of any asset disposition or any sale of Stock of any Subsidiary of such Borrower, Borrowers shall prepay the Term Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes,
                  (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied first, to Fees and reimbursable expenses of Agent and

                  Lenders then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan related to such assets; third, to prepay the scheduled principal installments of the Term Loan related to such assets in inverse order of maturity, until such Term Loan has been prepaid in full; fourth, to interest then due and payable on such Borrower's Ratable Share of the other Term Loans; fifth, to prepay the scheduled principal installments of such Borrower's Ratable Share of the other Term Loans in inverse order of maturity, until such Ratable Share has been prepaid in full; sixth, to interest then due and payable on the Ratable Shares of the Term Loans of each other Borrower, pro rata; and seventh, to prepay the scheduled principal installments of the Ratable Shares of the Term Loans of each other Borrower, pro rata, in inverse order of maturity, until such Ratable Shares have been prepaid in full.

                           (ii) If any Borrower issues or sells debt securities, no later than the Business Day following the date of receipt of the proceeds thereof, the issuing Borrower shall prepay the Term Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied first, to Fees and reimbursable expenses of Agent and Lenders then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on such Borrower's Ratable Share of the Term Loans; third, to prepay the scheduled principal installments of such Borrower's Ratable Share of the Term Loans in inverse order of maturity, until such Ratable Share has been prepaid in full; fourth, to interest then due and payable on the Ratable Shares of the Term Loans of each other Borrower, pro rata; and fifth, to prepay the scheduled principal installments of the Ratable Shares of the Term Loans of each other Borrower, pro rata, in inverse order of maturity, until such Ratable Shares have been prepaid in full.

                           (iii) If any Facility fails to achieve a Fixed Charge Ratio of not less than 1.20 to 1.00 as of a date after the funding date of the Term Loan related to such Facility but not later than eighteen months after such funding date, then the Deposits related to such Facility shall be used to prepay such Term Loan. Any such prepayment shall be applied first, to interest then due and payable on the Term Loan related to such Facility and second, to prepay the scheduled principal installments of the Term Loan related to such Facility in inverse order of maturity, until such Term Loan has been prepaid in full.

                  (c) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds in accordance with Section 5.4(c) and the Mortgages, respectively, shall be applied as follows: insurance proceeds from casualties or losses to any Facility shall be applied to scheduled installments of the Term Loan related to such Facility in inverse order of maturity, and insurance proceeds from casualties or losses to any other assets of any Borrower shall be applied to scheduled installments of such Borrower's Ratable Share of the Term Loans in inverse order of maturity, until such Ratable Share has been prepaid in full. If insurance or condemnation proceeds received by any Borrower exceed the outstanding principal balances of the Term Loans to that Borrower, together with accrued interest thereon to the date of application, and (i) if a Default or an Event of Default does not exist, such excess proceeds shall be paid to such Borrower or (ii) if a Default or an Event of Default has occurred and is continuing, the allocation and application of such excess proceeds shall be determined by Agent, subject to the approval of Requisite Lenders. The application of such proceeds in accordance with this Section 1.2(c) shall not be subject to the fee described in
         Section 1.5(c).

                  (d) No Implied Consent. Nothing in this Section 1.2 shall be construed to constitute Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

                  (e) No Reborrowing. No payment with respect to the Term Loans may be reborrowed.

         1.3. Use of Proceeds. Borrowers shall utilize the proceeds of each Term Loan solely for refinancing a portion of Borrowers' costs to acquire land and construct improvements for the Facility related to such Term Loan (and to pay any related transaction expenses), for the related Refinancings (including any related transaction expenses), and for Borrowers' general corporate needs.

         1.4.     Interest.

                  (a) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in accordance with the Term Loans being made by each Lender, in arrears on each Payment Date, at the Interest Rate applicable to such Term Loan.

                  (b) If any payment on any Term Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each determination by Agent of an interest payment amount and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

                  (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (j) or (k) or after all of the Obligations become immediately due and payable under Section 8.2 or so long as any other Default or Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the Interest Rate shall be increased by 2% per annum above the Interest Rate otherwise applicable (the "Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate. Interest at the Default Rate shall accrue from the initial date of such

         Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

                  (e) Notwithstanding anything to the contrary set forth in this Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this Section 1.4(e)) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate of interest and in the manner provided in Section 1.4(a) through (d), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this Section 1.4(e) shall again apply. In no event shall the total interest received by any Lender pursuant to the terms of this Agreement exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this Section 1.4(e), such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the actual number of days in the year in which such calculation is made. Notwithstanding the provisions of this Section 1.4(e), if a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.7 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         1.5.     Fees.

                  (a) Borrowers shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated December 31, 2003 between LTF and GE Capital (the "Fee Letter") at the times specified for payment therein.

                  (b) As additional compensation for Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds (the "Unused Facility Fee"). The Unused Facility Fee shall be an amount equal to 0.50% per annum (calculated on the basis of a 360-day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be increased or decreased from time to time in accordance with this Agreement) and (y) the average for the period of the aggregate daily principal balances of the Term Loans outstanding during the period for which such Unused Facility Fee is due.

                  (c) If Borrowers pay after acceleration or prepay all or any portion of the Term Loans or, prior to the Commitment Termination Date, reduce or terminate the Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated prior to the Commitment Termination Date, then Borrowers shall pay to Agent, for the benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, the following amounts:

                           (i) if such payment or prepayment occurs prior to the third anniversary of the Closing Date, the Prepayment Premium plus the Make Whole Amount; and

                           (ii) if such payment or prepayment occurs on or after the third anniversary of the Closing Date, the Make Whole Amount.

         Borrowers agree that the Prepayment Premium and the Make Whole Amount are reasonable calculations of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments and repayment of the Term Loans.

         1.6. Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed received on the following Business Day.

         1.7. Application and Allocation of Payments. So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower Representative, subject to the provisions of Section 1.2(a); and (iii) mandatory prepayments shall be applied as set forth in Section 1.2(b) and (c). All payments and prepayments applied to a particular Term Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share Outstanding of such Term Loan. As to any other payment, and as to all payments made when a Default or an Event of Default has occurred and is continuing or following the Maturity Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower, and each Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: first, to Fees and Agent's and Lenders' expenses reimbursable hereunder; second, to interest on the Term Loans, ratably in proportion to the interest accrued as to each Term Loan; third, to principal payments on the Term Loans, ratably to the aggregate, combined principal balance of the Term Loans; and fourth, to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

         1.8. Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Term Loan advances,
(b) all payments made by Borrowers and (c) all other debits and credits as provided in this Agreement with respect to the Term Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by each Borrower, absent manifest error; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Term Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision in this Agreement to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

         1.9. Indemnity. Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, the "Indemnified Liabilities"); provided that no Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR

TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

         1.10. Access. During normal business hours, from time to time upon three Business Day's prior notice as frequently as Agent determines to be appropriate, each Credit Party shall (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) and to the Collateral, (b) permit Agent and any of its officers, employees and agents to inspect, audit and make extracts from any such Person's books and records, and (c) permit Agent and its officers, employees and agents to inspect, review, evaluate and make test verifications of the Collateral or any part thereof. If a Default or an Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as an Event of Default has occurred and is continuing, Borrowers shall provide Agent and each Lender with access to their lessees. Each Credit Party shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Person and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Person.

         1.11.    Taxes.

                  (a) Any and all payments by each Borrower hereunder (including any payments made pursuant to Section 12) or under the Notes shall be made, in accordance with this Section 1.11, free and clear of and without deduction for any and all present or future Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to Section 12) or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.11) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty days after the date of any payment of Taxes, Borrower Representative shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this
         Section 1.11.

                  (b) Each Credit Party shall jointly and severally indemnify and, within ten days of demand therefor, pay Agent and each Lender for the full amount of Taxes from or in respect of any sum payable hereunder (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.11) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

         1.12.    Capital Adequacy; Increased Costs; Illegality.

                  (a) If any Lender shall determine that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be final, conclusive and binding for all purposes, absent manifest error.

                  (b) Due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, if there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Term Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost submitted by such Lender to Borrower Representative and to Agent shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost and to the extent not inconsistent with such Lender's internal policies of general application, the affected Lender shall use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.12(b).

                  (c) Within fifteen days after receipt by Borrower Representative of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Section 1.11(a) and Section 1.12(a) and (b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as a Default or an Event of Default has not occurred and is not continuing, Borrower Representative, with the consent of Agent and at Borrowers' expense, may obtain a replacement Lender (a "Replacement Lender") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety days following notice of their intention to do so, the Affected Lender must sell and assign its Term Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Term Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment; provided, further, that such replacement shall not be deemed a "prepayment" of the Term Loans held by the Affected Lender for purposes of Section 1.5(c). Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety days thereafter, Borrowers' rights under this Section 1.12(c) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Section 1.11(a) and Section 1.12(a) and (b).

         1.13. Single Loan. All Term Loans to each Borrower and all of the other Obligations of each Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of such Borrower secured, until the Termination Date, by all of the Collateral.

         1.14. Joinder of Additional Borrowers. Any Person who is required to become a Borrower hereunder, pursuant to Section 6.1(b), must (a) become a party to this Agreement, (b) assume all of the Obligations as a Borrower and (iii) be bound by all the terms, conditions, representations and warranties under the Loan Documents. Without limiting the foregoing, such Person promises to be jointly and severally liable along with the other Borrowers for the repayment of the Obligations. Further, such Person shall provide the following to Agent, each in form and substance satisfactory to Agent in its sole discretion:

                  (a)      a joinder agreement in substantially the form of
         Exhibit 1.14(a) (a "Joinder Agreement");

                  (b) updated Schedules to this Agreement and the Perfection Certificate;

                  (c) a Power of Attorney (as defined in the Security Agreement executed by Borrowers in favor of Agent, for the benefit of Agent and Lenders) executed by such Person;

                  (d) an amendment to the Holdings Pledge Agreement, pledging 100% of the outstanding Stock of such Person to Agent, on behalf of Agent and Lenders, to secure the Obligations, accompanied by share certificates representing all of the outstanding Stock being pledged pursuant to such amendment and stock powers for such share certificates executed in blank;

                  (e) evidence that Agent (for the benefit of itself and Lenders) has a valid and perfected first-priority security interest in the Collateral attributable to such Person, including (i) such documents duly executed by such Person (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interest in the Collateral attributable to such Person and (ii) copies of Code search reports listing all effective financing statements that name such Person as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (which shall be terminated on the date such Person becomes a Borrower);

                  (f) such Person's (i) charter or similar document and all amendments thereto, (ii) good standing certificate (including verification of tax status) in its state of organization and (iii) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the date such Person becomes a Borrower and certified by the applicable Secretary of State or other authorized Governmental Authority;

                  (g) such Person's bylaws, operating agreement or similar document, together with all amendments thereto and resolutions of such Person's Board of Directors or other governing body, approving and authorizing the execution, delivery and performance of the Loan Documents to which Person is a party, the Related Transactions, and the assumption of the Obligations, each certified as of the date such Person becomes a Borrower by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

                  (h) signature and incumbency certificates of the officers of such Person executing any of the Loan Documents, certified as being true, accurate, correct and complete as of the date such Person becomes a Borrower by such Person's corporate secretary, an assistant secretary or another officer of such Person who did not execute any of the other Loan Documents;

                  (i)      evidence that such Person is Solvent; and

                  (j) such other certificates, documents, opinions, agreements and information as Agent or any Lender may reasonably request.

         1.15. Joinder of Additional Lenders. Borrowers may request that the aggregate Commitment be increased one time on or before April 30, 2004 to an amount not exceeding $75,000,000. Agent will use reasonable efforts to cause such increase by offering such increase to Lenders currently party hereto or other Persons reasonably satisfactory to Agent and Borrowers (each, an "Additional Lender"). Such increase in the Commitments shall be subject to the satisfaction of the following conditions as of the date of such increase:

                  (a) neither a Default nor an Event of Default shall have occurred or be continuing;

                  (b) such increase shall be in an amount at least equal to $5,000,000;

                  (c) after giving effect to such increase, the aggregate Commitment shall not exceed $75,000,000;

                  (d) Agent shall have received an acknowledgement agreement executed by each Additional Lender, the Credit Parties, Agent and each existing Lender in the form of Exhibit 1.15 (the "Acknowledgement Agreement");

                  (e) Borrowers shall have executed and delivered Notes to each Lender and each Additional Lender to replace the existing Notes for each outstanding Term Loan as of such date, in accordance with the Acknowledgement Agreement;

                  (f) Borrowers shall have executed and delivered amendments to the Mortgages to provide each Additional Lender's name and address and to acknowledge each Additional Lender's rights in the Collateral secured thereby, if such amendments are required by applicable law;

                  (g) Credit Parties or LTF shall have paid the Fees specified in the Fee Letter and required by Section 1.5 and shall have reimbursed Agent for all fees, costs and expenses presented as of the date of such increase and not previously paid or reimbursed; and

                  (h) each Additional Lender shall have made the amount of such Additional Lender's Pro Rata Share Outstanding of existing Term Loans (as set forth in the Acknowledgment Agreement) available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex E not later than 3:00 p.m. (New York time) on the date of such increase, to be disbursed by Agent to Lenders other than Additional Lenders in accordance with the Acknowledgment Agreement.

On and after the date of such increase, Additional Lenders shall be considered "Lenders" hereunder and parties to this Agreement, for purposes of this Agreement and each other Loan Document, and Annexes F and G shall be replaced in their entireties by Annexes F and G to the Acknowledgment Agreement.

2.       CONDITIONS PRECEDENT

         2.1. Closing Conditions. No Lender shall be obligated to make any Term Loan on the Closing Date or to take, fulfill, or perform any other action under this Agreement, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent or waived in writing by Agent and
Lenders:

                  (a) Loan Documents. This Agreement or counterparts hereof shall have been duly executed by and delivered to LTFAZ, each other Credit Party signatory hereto, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by the Loan Documents and the Related Transactions, including those listed in the Closing Checklist, each in form and substance reasonably satisfactory to Agent.

                  (b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties and LTF have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) officer's certificates in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

                  (c) Payment of Fees. Credit Parties or LTF shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.5 (including the Fees specified in the Fee Letter) and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                  (d) Capital Structure; Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

                  (e) Due Diligence. Agent shall have completed its business and legal due diligence with results reasonably satisfactory to Agent.

                  (f) Solvency. Agent shall have received satisfactory evidence that each Credit Party and LTF are Solvent.

         2.2. Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to make any Term Loan related to a Facility on or after the Closing Date, if, as of the funding date of such Term
Loan:

                  (a) any representation or warranty by any Credit Party or LTF contained herein or in any other Loan Document, as applicable, is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Lenders have determined not to make such

         Term Loan as a result of the fact that such warranty or representation is untrue or incorrect;

                  (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Lenders and Agent, and Requisite Lenders have determined not to make such Term Loan as a result of the fact that such event or circumstance has occurred;

                  (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to such Term Loan, and Agent or Requisite Lenders have determined or, if GE Capital has at least 66 2/3% of the Commitments of all Lenders, any Lender has determined not to make such Term Loan as a result of that Default or Event of Default;

                  (d) after giving effect to such Term Loan, the outstanding principal amount of the Term Loans would exceed the Maximum Amount; or

                  (e)      the conditions to funding such Term Loan set forth in
         Section 1.1(a) have not been met.

The request and acceptance by any Borrower of the proceeds of any Term Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied, (ii) an affirmation by Borrowers of the representations and warranties contained in the Loan Documents and Related Transactions Documents delivered pursuant to the Facility Funding Checklist and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in Section 12 and of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3.       REPRESENTATIONS AND WARRANTIES

         To induce Lenders to make the Term Loans, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

         3.1.     Corporate Existence; Compliance with Law.

                  (a)      Each Credit Party:

                           (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule 3.1;

                           (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $100,000;

                           (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted;

                           (iv)     subject to specific representations
                  regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, has made all material filings with and has given all material notices to all Governmental Authorities having jurisdiction to the extent required for such ownership, operation and conduct; and

                           (v) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable.

                  (b) Subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax laws and other laws, each Credit Party is and will remain in compliance with all applicable provisions of all laws and regulations, including all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidances on BSA compliance and on the prevention and detection of money laundering violations. Without in any way limiting the foregoing, each Credit Party has taken and will take all necessary steps to ensure that no Person who owns a controlling interest in or otherwise controls such Credit Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Order.

         3.2. Executive Offices; Collateral Locations; FEIN. As of the Closing Date, the current location of each Credit Party's chief executive office and the warehouses and premises at which any Collateral is located are set forth in Disclosure Schedule 3.2, and none of such locations has changed within the twelve months preceding the Closing Date. In addition, Disclosure Schedule 3.2 lists the federal employer identification number of each Credit Party.

         3.3. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party and LTF of the Loan Documents and the Related Transactions Documents to which it is a party and the creation of all Liens provided for therein:

                  (a)      are within such Person's power;

                  (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action;

                  (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement, as applicable;

                  (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority;

                  (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound;

                  (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and

                  (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in
         Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

         3.4. Financial Statements and Projections. Except for the Projections, all Financial Statements concerning LTF, the Credit Parties and their Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

                  (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule 3.4(a) have been delivered on the date hereof:

                           (i) the audited consolidated and consolidating balance sheets at December 31, 2001 and 2002 and the related statements of income and cash flows of LTF and its Subsidiaries for the Fiscal Years then ended, together with the unqualified opinion of LTF's independent auditors rendered with respect thereto;

                           (ii) the unaudited balance sheets at October 31, 2003 and the related statements of income of LTF and its Subsidiaries for the Fiscal Month then ended.

                  (b) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule 3.4(b) have been prepared by the Credit Parties and LTF in light of the past operations of their businesses and reflect projections for the period from November 1, 2003 through December 31, 2007 on a month-by-month basis. The Projections are based upon estimates and assumptions stated therein, all of which the Credit Parties believe to be reasonable and fair in light of current conditions and current facts known to the Credit Parties and, as of the Closing Date, reflect the Credit Parties' good faith and reasonable estimates of the future financial performance of the Credit Parties and LTF and of the other information projected therein for the period set forth therein.

         3.5. Material Adverse Effect. Between December 31, 2002 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Financial Statements attached hereto as Disclosure Schedule 3.4(a) and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect,
(b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party's assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, (c) no Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect and that are not reflected in the Projections attached hereto as Disclosure Schedule 3.4(b), and (d) no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

         3.6. Ownership of Property; Liens. As of the Closing Date, the real estate listed in Disclosure Schedule 3.6 (the "Real Estate") constitutes all of the real property owned by Borrowers. Each Borrower owns good and marketable fee simple title to all of its Real Estate as described on Disclosure Schedule 3.6. Disclosure Schedule 3.6 further describes any Real Estate with respect to which any Borrower is a lessor, sublessor or assignor as of the Closing Date. Borrowers do not lease, sublease or use any real property owned by any other Person. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets, which are only located on or in the Real Estate. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) on the Collateral other than Permitted Encumbrances. Each Borrower has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. Disclosure Schedule 3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of the Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

         3.7.     Labor Matters. As of the Closing Date:

                  (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened;

                  (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters;

                  (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party;

                  (d) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure
         Schedule 3.7 have been delivered to Agent);

                  (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened or proposed by any labor union or group of employees;

                  (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and

                  (g) except as set forth in Disclosure Schedule 3.7, there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

         3.8. Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule 3.8, as of the Closing Date, the Credit Parties do not have any Subsidiaries that are not Credit Parties, are not engaged in any joint venture or partnership with any other Person, and are not Affiliates of any other Person that is not a Credit Party. All of the issued and outstanding Stock of each Credit Party are owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule 3.8. Except as set forth in Disclosure Schedule 3.8, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in
Section 6.3 (including Disclosure Schedule 6.3).

         3.9. Government Regulation. No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Term Loans by Lenders to Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

         3.10. Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect ("Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Term Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Term Loans to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

         3.11. Taxes. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party or, with respect to the Facilities, LTF have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Disclosure Schedule 3.11, no Credit Party or, with respect to the Facilities, LTF has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties or their respective predecessors are liable for any Charges (a) under any agreement (including any tax sharing agreement), or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

         3.12.    ERISA.

                  (a) Disclosure Schedule 3.12 lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer

         Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 C.F.R.
         Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and
         Section 4975 of the IRC, in connection with any Plan that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

                  (b)      Except as set forth in Disclosure Schedule 3.12,

                           (i) no Title IV Plan has any Unfunded Pension Liability;

                           (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur;

                           (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;

                           (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan;

                           (v) within the last five years, no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time);

                           (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan, measured on the basis of fair market value as of the latest valuation date of any Plan; and

                           (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Ratings Group or an equivalent rating by another nationally-recognized rating agency.

         3.13. No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation") (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party or the validity or enforceability of any Loan Document or any action taken thereunder or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.13, as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $100,000 or injunctive relief against any Credit Party or that alleges criminal misconduct of any Credit Party.

         3.14. Brokers. No broker or finder brought about the obtaining, making or closing of the Term Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.15. Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure
Schedule 3.15. Each Credit Party conducts its business and affairs without infringement of or interference with any intellectual property of any other Person in any material respect. Except as set forth in Disclosure Schedule 3.15, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

         3.16. Full Disclosure. No information contained in the Loan Documents, the Projections, the Financial Statements, the Related Transactions Documents or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party or LTF to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully-perfected first-priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

         3.17.    Environmental Matters.

                  (a) Except as set forth in Disclosure Schedule 3.17, with respect to any Facility as of the funding date of such Facility:

                           (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000;

                           (ii) no Credit Party and no Affiliate of any Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about the Real Estate that could reasonably be expected to result in Environmental Liabilities;

                           (iii) the Credit Parties and the Affiliates of the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000;

                           (iv) the Credit Parties and the Affiliates of the Credit Parties have obtained, and are in compliance with, all Environmental Permits required for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $50,000, and all such Environmental Permits are valid, uncontested and in good standing;

                           (v) no Credit Party and no Affiliate of any Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities that could reasonably be expected to exceed $50,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;

                           (vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $50,000 or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any Affiliate of a Credit Party;

                           (vii) no notice has been received by any Credit Party or any Affiliate of a Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party or any Affiliate of a Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and

                           (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to the Real Estate.

                  (b) Each Credit Party hereby acknowledges and agrees that Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party's affairs and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's or any Credit Party's Affiliate's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.18. Insurance. Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party or, with respect to the Facilities, by LTF, as well as a summary of the terms of each such policy.

         3.19. Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any supplier material to its operations.

         3.20. Agreements and Other Documents. As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure
Schedule 3.20: (a) supply agreements and purchase agreements not terminable by such Credit Party within sixty days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; (b) leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum; (c) licenses and permits held by the Credit Parties or, with respect to the operation of the Facilities, by LTF, the absence of which could reasonably be expected to have a Material Adverse Effect; (d) instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         3.21. Solvency. Both before and after giving effect to (a) the Term Loans to be made on the Closing Date or such other date as Term Loans requested hereunder are made, (b) the disbursement of the proceeds of such Term Loans pursuant to the instructions of Borrower Representative; (c) the Refinancings and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

         3.22. Status of the Credit Parties. Prior to the Closing Date, the Credit Parties will not have engaged in any business or incurred any Indebtedness or any other liabilities (except in connection with their corporate formation, the Loan Documents and the Related Transactions). Holdings does not have and will not acquire any right, title or interest in Inventory, Equipment or

Accounts. As of the Closing Date, the Credit Parties do not have any Indebtedness other than the Obligations.

4.       FINANCIAL STATEMENTS AND INFORMATION

         4.1. Reports and Notices. Each Credit Party hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex C.

         4.2. Communication with Accountants. Each Credit Party authorizes Agent and each Lender to communicate directly with such Credit Party's independent certified public accountants after an Event of Default has occurred and during the period such Event of Default is continuing and authorizes and, at Agent's request, shall instruct those accountants and advisors to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party after an Event of Default has occurred and during the period such Event of Default is continuing.

5.       AFFIRMATIVE COVENANTS

         Each Credit Party jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

         5.1. Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1.

         5.2.     Payment of Charges.

                  (a) Subject to Section 5.2(b), the Credit Parties shall pay and discharge or cause to be paid and discharged promptly all Charges payable by them that could reasonably be expected to exceed $100,000 in the aggregate, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due.

                  (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; (v) such Credit Party shall promptly notify Agent of its intent to contest such Charges, Taxes or Claims, and (vi) the nonpayment or nondischarge thereof could not reasonably be expected to have or result in a Material Adverse Effect.

         5.3. Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(a).

         5.4.     Insurance; Damage to or Destruction of Collateral.

                  (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance described on Disclosure
         Schedule 3.18 as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide thirty days' prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems advisable. Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Agent reserves the right at any time upon any change in any Credit Party's risk profile (including any change in the tenant or the risk profile of any tenant for any Facility or any change in any laws affecting the potential liability of a Credit Party) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lenders' interests in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

                  (c) Borrowers shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured. Borrower Representative shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance.

                           (i) Insurance Claims During an Event of Default. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Event of Default has occurred and is continuing, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. After deducting from such proceeds the expenses incurred by Agent in the collection or handling thereof, at its option, Agent may apply or, upon the request of Requisite Lenders, Agent shall apply such proceeds to the reduction of the Obligations, in accordance with Section 1.2(c), or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

                           (ii) Insurance Claims Exceeding $1,000,000 Absent an Event of Default. If the anticipated insurance proceeds exceed $1,000,000 and an Event of Default has not occurred and is not continuing, the applicable Borrower shall obtain Agent's written consent with respect to the making, settling and adjusting of claims under such "All Risk" policies of insurance. Agent may apply such proceeds to the reduction of the Obligations, in accordance with Section 1.2(c), or permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; provided that if Agent elects to apply the proceeds of insurance to the reduction of the Obligations, Borrower shall not be required to replace, repair, restore or rebuild the Collateral, notwithstanding any contrary provision of the applicable Mortgage or the applicable Facility Lease. In its discretion, Agent may hold all insurance proceeds that are to be made available to any Borrower to replace, restore, repair or rebuild the Collateral as additional Collateral for the Obligations and/or may impose usual and customary construction disbursement restrictions on disbursement of such funds to any Borrower; provided that if Agent elects to hold such insurance proceeds as additional Collateral, it shall have no obligation to segregate such proceeds from any other funds of any Person and any interest earned on such proceeds shall be for the account of Agent.

                           (iii) Insurance Claims Up to $1,000,000 Absent an Event of Default. If the anticipated insurance proceeds do not exceed $1,000,000 and an Event of Default has not occurred and is not continuing, the applicable Borrower may make, settle, and adjust claims related thereto and may replace, restore, repair or rebuild the Collateral; provided that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of the related casualty, such Borrower shall pay the proceeds to Agent for application to the Obligations, in accordance with Section 1.2(c).

Application of insurance proceeds in accordance with this Section 5.4(c) and
Section 1.2(c) shall reduce the balance of the applicable Term Loans to the extent of such application, but shall not otherwise modify the Credit Parties' Obligations hereunder.

         5.5. Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA, labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.6. Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

         5.7. Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any intellectual property of any other Person in any material respect.

         5.8. Environmental Matters. Each Credit Party shall and shall cause each Person within its control to (a) conduct its operations and keep and maintain the Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about the Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $50,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $50,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of the Real Estate that, in each case, could reasonably be expected to have a Material Adverse Effect, then upon Agent's written request, each Credit Party shall (i) cause the performance of such environmental audits, including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured by the Collateral.

         5.9. Landlords' Agreements, Mortgagee Agreements and Bailee Letters. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. No real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter without the prior written consent of Agent or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

         5.10. Real Estate Purchases. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, it shall first provide to Agent a mortgage or deed of trust granting Agent a first-priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinions and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

         5.11. Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper, in the reasonable opinion of Agent, to carry out more effectively the provisions and purposes of the Loan Documents.

6.       NEGATIVE COVENANTS

         Each Credit Party jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

         6.1.     Mergers, Subsidiaries, Etc.

                  (a) The Credit Parties shall not directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person.

                  (b) Notwithstanding the prohibition of Section 6.1(a), any Borrower may acquire a Facility and Holdings may form a wholly-owned domestic Subsidiary to acquire a Facility (each, a "Permitted Acquisition"), in each case subject to the following conditions:

                           (i) in the case of a Permitted Acquisition by a newly-formed Subsidiary, such Subsidiary shall become a Borrower hereunder, pursuant to Section 1.14, and Holdings shall pledge the Stock of such Subsidiary to Agent, for the benefit of Agent and Lenders;

                           (ii) Agent shall receive at least thirty days' prior written notice of such proposed Permitted Acquisition, including the legal description of the real property to be acquired;

                           (iii) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise reflected on a consolidated balance sheet of the Credit Parties after giving effect to such Permitted Acquisition, except the Term Loan related to such Facility;

                           (iv) the Facility acquired in such Permitted Acquisition shall be free and clear of all Liens, other than Permitted Encumbrances and a first-priority Lien granted to Agent, for the benefit of itself and Lenders, in connection with the Term Loan advance related to such Facility and pursuant to any mortgage, deed of trust, or other Collateral Documents required by Agent in its discretion; and

                           (v) at the time of such Permitted Acquisition and after giving effect thereto and to the Term Loan related to such Facility, no Default or Event of Default has occurred and is continuing.

         6.2. Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, the Credit Parties shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date and (b) so long as no Default or Event of Default has occurred and is continuing, any Credit Party may make investments, subject to Control Letters in favor Agent, for the benefit of itself and Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally-recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than thirty days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

         6.3.     Indebtedness.

                  (a) The Credit Parties shall not create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests, (ii) the Term Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule 6.3 and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, and (v) Indebtedness specifically permitted under Section 6.1.

                  (b) The Credit Parties shall not directly or indirectly voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Section 6.8(b) or
         (c); (iii) existing Indebtedness described in Disclosure Schedule 6.3 upon any refinancing thereof in accordance with Section 6.3(a); and
         (iv) as otherwise permitted in Section 6.14.

         6.4.     Employee Loans and Affiliate Transactions.

                  (a)      Except as otherwise expressly permitted in this
         Section 6, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions involves payments in excess of $50,000 in the aggregate, the terms of such transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described in Disclosure Schedule 6.4(a).

                  (b) The Credit Parties shall not enter into any lending or borrowing transaction with any employees of any Credit Party or of any Affiliate of any Credit Party.

         6.5. Capital Structure and Business. No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Term Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule 3.8, including the issuance or sale of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock, or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

         6.6. Guaranteed Indebtedness. The Credit Parties shall not create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, and (b) for Guaranteed Indebtedness incurred for the benefit of any Borrower if the primary obligation is expressly permitted by this Agreement.

         6.7. Liens. The Credit Parties shall not create, incur, assume or permit to exist any Lien on or with respect to its Real Estate or any of its other properties or assets (whether now owned or hereafter acquired) except for
(a) Permitted Encumbrances, (b) Liens in existence on the date hereof and summarized on Disclosure Schedule 6.7 securing the Indebtedness described on Disclosure Schedule 6.3 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property, and (c) the Facility Leases. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

         6.8. Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of their Subsidiaries (whether in a public or a private offering or otherwise).

         6.9. ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Sections 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         6.10. Financial Covenants. The Credit Parties shall not breach or fail to comply with any of the Financial Covenants.

         6.11. Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         6.12. Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         6.13. Cancellation of Indebtedness. No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business.

         6.14. Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower and (b) scheduled payments of interest with respect to Subordinated Debt; provided that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any such Restricted Payment and (ii) the timing of such Restricted Payment is set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment.

         6.15. Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its corporate name or trade name or (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral, in each case without at least thirty days' prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of itself and Lenders, in any Collateral has been completed or taken; provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of itself and Lenders, in any Collateral has been completed or taken. No Credit Party shall change its Fiscal Year.

         6.16. No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Credit Party to any Credit Party, or between Credit Parties.

         6.17. No Speculative Transactions. No Credit Party shall engage in any transaction involving commodity options, futures contracts or similar transactions.

         6.18. Leases; Real Estate Purchases. No Credit Party shall enter into any operating lease for Equipment or Real Estate as lessee, or purchase a fee simple ownership interest in Real Estate, except as permitted under Section
6.1 in connection with a Permitted Acquisition or with the prior written consent of Agent.

         6.19. Changes Relating to Subordinated Debt or Facility Leases. No Credit Party shall change or amend the terms of any Subordinated Debt, any agreement governing or related to such Subordinated Debt or any Facility Lease without the prior written consent of Agent.

7.       TERM

         7.1. Termination. The financing arrangements contemplated hereby shall be in effect until the Maturity Date, and the Term Loans and all other Obligations shall be automatically due and payable in full on such date.

         7.2. Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent and Lenders relating to any unpaid portion of the Term Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the

Maturity Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the provisions of Section 11, the payment obligations under Sections 1.11 and 1.12 and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

         8.1. Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) Any Borrower (i) fails to make any payment of principal of, interest on or Fees owing in respect of the Term Loans or the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any Loan Document within ten days following Agent's demand for such reimbursement or payment of expenses.

                  (b) LTF fails to make any payment or reimbursement under the Deposit Agreement or the Letter Agreement when due and payable.

                  (c) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.3, 5.4(a) and 6 or Annex D or LTF fails or neglects to perform, keep or observe any of the provisions of the Deposit Agreements.

                  (d) Any Credit Party fails or neglects to perform, keep or observe any provision of Section 4 or any provision set forth in Annex C, and the same shall remain unremedied for two Business Days or more from the date such Person obtains actual knowledge or notification from Agent of such failure or neglect.

                  (e) LTF fails or neglects to perform, keep or observe any of the provisions of Sections 2 and 3 of the Letter Agreement within ten days following Agent's demand for reimbursement or payment or any provision of Section 6 of the Letter Agreement and the same shall remain unremedied for five days or more.

                  (f) Any Credit Party or LTF fails or neglects to perform, keep or observe any other provision of this Agreement or the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty days or more from the date such Person obtains actual knowledge or notification from Agent of such failure or neglect.

                  (g) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of such Person, or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause any Indebtedness or Guaranteed Indebtedness or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

                  (h) Any information contained in any Notice of Borrowing is untrue or incorrect in any respect, or any representation or warranty herein or in the other Loan Documents or in any written statement, report, financial statement or certificate made or delivered to Agent or any Lender by any Credit Party or LTF is untrue or incorrect in any material respect as of the date when made or deemed made.

                  (i) Assets of any Credit Party with a fair market value of $250,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person and such condition continues for thirty days or more.

                  (j) A case or proceeding is commenced against any Credit Party or LTF seeking a decree or order in respect of such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Person, and such case or proceeding shall remain undismissed or unstayed for sixty days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

                  (k) Any Credit Party or LTF (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or for any substantial part of such Person's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

                  (l) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against any Credit Party and the same are not, within thirty days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

                  (m) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party or LTF shall challenge the enforceability of any Loan Document or shall assert in writing, or

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

         engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first-priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

                  (n)      Any Change of Control occurs.

                  (o) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any Facility and such cessation or curtailment continues for more than thirty days.

                  (p) Any "Event of Default" (as defined in the applicable Facility Lease) occurs and is continuing under a Facility Lease.

         8.2.     Remedies.

                  (a) If any Default or Event of Default has occurred and is continuing, without notice to any Credit Party or any other Person, Agent may suspend (and at the written request of Requisite Lenders or, if GE Capital has at least 66 2/3% of the Commitments of all Lenders, at the written request of any Lender, Agent shall suspend) the Term Loan facility with respect to additional Term Loan advances, whereupon any additional Term Loan shall be made in Agent's sole discretion (or in the sole discretion of Requisite Lenders or any Lender, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, without notice to any Credit Party or any other Person (except as otherwise expressly provided herein), Agent may increase (and at the written request of Requisite Lenders shall increase) the rate of interest applicable to the Term Loans to the Default Rate.

                  (b) If any Event of Default has occurred and is continuing, without notice to any Credit Party or any other Person, Agent may: (i) (and at the written request of Requisite Lenders or, if GE Capital has at least 66 2/3% of the Commitments of all Lenders, at the written request of any Lender, Agent shall) terminate the Term Loan facility with respect to further advances; (ii) (and at the written request of Requisite Lenders shall) declare all or any portion of the Obligations, including all or any portion of any Term Loan to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Credit Party; or (iii) (and at the written request of Requisite Lenders shall) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided that upon the occurrence of an Event of Default specified in Section 8.1(j) or (k), the Term Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Term Loans, shall become immediately due and payable without declaration, notice or demand by any Person.

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

         8.3. Waivers by Credit Parties. Except as otherwise provided in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12) (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9.       ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

         9.1.     Assignment and Participations.

                  (a) Subject to the terms of this Section 9.1, at any time or times, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, the Loan Documents, the Term Loans, and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "Assignment Agreement") in substantially the form of
         Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Term Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) result, in the case of a partial assignment after giving effect to any such partial assignment, in the assignee Lender having Commitments and/or Term Loans in an amount at least equal to $5,000,000 and the assigning Lender having retained Commitments and/or Term Loans in an amount at least equal to $5,000,000; and (iv) include a payment to Agent of an assignment fee of $3500. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof, as applicable, from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender." In all instances, each Lender's liability to make Term Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share Available of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers, and upon the request of Agent or such Lender, Borrowers shall execute new Notes in exchange for the Notes, if any, being assigned and, if required by applicable law, amendments to the Mortgages to provide assignee's name and address and to acknowledge assignee's rights in the

         Collateral secured thereby. Notwithstanding the foregoing provisions of this Section 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.

                  (b) Any participation by a Lender of all or any part of its Commitments or its Pro Rata Share Outstanding shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Term Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Term Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.9, 1.11, 1.12 and 9.8, each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender." Except as set forth in the preceding sentence, the Credit Parties shall not have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant, and Agent and any Lender may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

                  (c) Except as expressly provided in this Section 9.1, no Lender, as between Borrowers and that Lender or Agent and that Lender, shall be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of or granting of participation in all or any part of the Term Loans, the Notes or the other Obligations owed to such Lender.

                  (d) Each Credit Party shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by the Credit Parties shall only be certified by the Credit Parties as having been prepared by them in compliance with the representations contained in Section 3.4(b).

                  (e) Any Lender may furnish any information concerning the Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 11.8.

                  (f) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Term Loans that such Granting Lender has made or would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Term Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof. The making of a Term Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent and as if such Term Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC (i) with notice to, but without the prior written consent of, Borrowers and Agent may assign all or a portion of its interests in any Term Loans to the Granting Lender or to any financial institutions (consented to by Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of the Term Loans and (ii) may disclose on a confidential basis any non-public information relating to its Term Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This
         Section 9.1(f) may not be amended without the prior written consent of each Granting Lender, all or any of whose Term Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender for all purposes, including the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, shall continue to be the Lender of record hereunder.

         9.2.     Appointment of Agent.

                  (a) GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders, and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have a fiduciary relationship in respect of any Lender, by reason of this Agreement, any other Loan Document or otherwise. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries and Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

                  (b) If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

         9.3. Agent's Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent

                  (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent;

                  (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts;

                  (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents;

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

                  (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or LTF or to inspect the Collateral (including the books and records related thereto) of any Credit Party or LTF;

                  (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and

                  (f) shall not incur any liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         9.4. GE Capital and Affiliates. With respect to its Commitments and Pro Rata Share Outstanding of Term Loans hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in and generally engage in any kind of business with any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party and LTF for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital as a Lender holding disproportionate interests in the Term Loans and GE Capital as Agent.

         9.5. Lender Credit Decisions. Each Lender acknowledges that it has made its own credit and financial analysis of the Credit Parties and LTF and its own decision to enter into this Agreement, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will continue to make its own credit decisions in taking or not taking action under this Agreement, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Term Loans and expressly consents to and waives any claim based upon such conflict of interest.

         9.6. Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by the Credit Parties or LTF and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan

Document or any action taken or omitted to be taken by Agent in connection therewith; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by the Credit Parties or LTF.

         9.7. Successor Agent. Agent may resign at any time by giving not less than thirty days' prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If a successor Agent shall not have been so appointed by the Requisite Lenders and shall not have accepted such appointment within thirty days after the resigning Agent's notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any state thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

         9.8. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower against and on account of any of the

Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share Outstanding thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share Outstanding of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares Outstanding of the Obligations (other than offset rights exercised by any Lender with respect to Sections 1.9, 1.11 or 1.12). To the fullest extent permitted by law, each Borrower agrees that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share Outstanding of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         9.9. Advances; Payments; Non-Funding Lenders; Information; Actions in Concert.

                  (a)      Advances; Payments.

                           (i) Agent shall notify Lenders promptly after receipt of a Notice of Borrowing by telecopy, telephone or other similar form of transmission, of each Lender's Pro Rata Share Advanced of such Term Loan, which shall not exceed such Lender's Pro Rata Share Available. Each Lender shall make the amount of such Lender's Pro Rata Share Advanced of such Term Loan available to Agent in same day funds by wire transfer to Agent's account as set forth in Annex E not later than 3:00 p.m. (New York time) on the requested funding date. After receipt of such wire transfers (or, in the Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Term Loan to the Borrower designated by Borrower Representative in the Notice of Borrowing. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

                           (ii) On the second Business Day of each calendar month or more frequently at Agent's election (each, a "Settlement Date"), Agent shall advise each Lender by telephone, telecopy or other similar form of transmission of the amount of such Lender's Pro Rata Share Outstanding of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Term Loan. Provided that each Lender has funded all payments or Term Loan advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender's Pro Rata Share Outstanding of principal, interest and Fees paid by Borrowers since the previous

                  Settlement Date for the benefit of such Lender on the Term Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Term Loan advances or failed to fund the purchase of all such participations, Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share Outstanding of all payments received from Borrowers. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex E or the applicable Assignment Agreement) on the Settlement Date.

                  (b) Each Lender's Pro Rata Share Available. Agent may assume that each Lender will make its Pro Rata Share Available of each Term Loan available to Agent on each funding date. If such Lender's Pro Rata Share Advanced related thereto is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share Advanced forthwith upon Agent's demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account all interest accrued on such advance until reimbursed by the applicable Lender.

                  (c)      Return of Payments.

                           (i) If Agent pays an amount to a Lender under this Agreement with the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

                           (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

                  (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Term Loan or any payment required by it hereunder on the date specified therefor

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

         shall not relieve any other Lender of its obligations to make such Term Loan or payment on such date, but neither any other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Term Loan advance or any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or be included in the calculation of "Requisite Lenders" hereunder for any voting or consent rights under or with respect to any Loan Document. At Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that, at Agent's request, it shall sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Term Loans held by such Non-Funding Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                  (e) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge that the Credit Parties and LTF are required to provide Financial Statements to Lenders in accordance with Annex C and the Letter Agreement, respectively, and agree that Agent shall have no duty to provide the same to Lenders.

                  (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders.

10.      SUCCESSORS AND ASSIGNS

         This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.      MISCELLANEOUS

         11.1. Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee letter (other than the Fee Letter) between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect, shall be superseded by this Agreement.

         11.2.    Amendments and Waivers.

                  (a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party or any other Person therefrom, in any event shall be effective unless the same shall be in writing and signed by the Credit Party and/or LTF signatory hereto or thereto, by Agent and by Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in Section 11.2(b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the prior written consent of Requisite Lenders.

                  (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the Borrowing Availability for any Facility shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Term Loan shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrowers.

                  (c) No amendment, modification, termination or waiver, unless in writing and signed by Agent and each Lender directly affected thereby shall: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Term Loan of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under Section 1.2(b)) or final maturity date of the principal amount of any Term Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release all or substantially all of the Collateral or substitute any lien on and security interest in any Facility for a lien on and security interest in any other Facility, except as otherwise permitted herein or in the other Loan Documents (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Term Loans that shall be required for Lenders or any of them to take any action hereunder; and (vii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Supermajority Lenders" insofar as such definitions affect the substance of this Section 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party or LTF in any case shall entitle such Person or any other Person to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

                  (d) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

                           (i) requiring the consent of all affected Lenders, if the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained;

                           (ii) requiring the consent of Supermajority Lenders, if the consent of Requisite Lenders is obtained, but the consent of Supermajority Lenders is not obtained; or

                           (iii) requiring the consent of Requisite Lenders, if the consent of Lenders holding 51% or more of the aggregate Commitments of all Lenders is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Lender whose consent is not obtained as described above in this Section 11.2(d) (a "Non-Consenting Lender"), at Borrower Representative's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Term Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

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

                  (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

         11.3. Fees and Expenses. Credit Parties shall reimburse Agent and, with respect to Section 11.3(d), (e) and (f) below, all Lenders for all reasonable fees, costs and expenses (including fees and expenses of all of its counsel, advisors, consultants, auditors, environmental and management consultants and appraisers) incurred in connection with:

                  (a)      the negotiation and preparation of the Loan
         Documents;

                  (b) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Term Loan (including a wire transfer fee of $25 per wire transfer);

                  (c) any amendment, modification or waiver of, consent with respect to or termination of any Loan Document or Related Transactions Document or advice in connection with the syndication and administration of the Term Loans made pursuant hereto or its rights hereunder or thereunder;

                  (d) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, any Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided further, that no Person shall be entitled to reimbursement under this Section 11.3(d) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct or, so long as a Default or an Event of Default has not occurred and is not continuing, from disputes between or among Agent and any Lender;

                  (e) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Term Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent, such reimbursement shall be limited to one counsel for all such Lenders;

                  (f) any workout or restructuring of the Term Loans during the pendency of one or more Events of Default; and

                  (g) from and after an Event of Default, efforts to (i) monitor the Term Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties, LTF, or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, in each case, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

         11.4. No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties or any other Person of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

         11.5. Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

         11.6. Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be

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

prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

         11.7. Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

         11.8. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties or LTF and designated as confidential for a period of two years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Term Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent or any Lender. Notwithstanding the foregoing, there is no restriction (either express or implied) on any disclosure or dissemination of the federal tax structure or the federal tax treatment of the Term Loans and related Obligations. Further, each Credit Party, each Lender and Agent acknowledges that it has no proprietary rights to any federal tax matter or federal income tax idea or to any element of the federal tax structure of the Term Loans and related Obligations.

         11.9. Governing Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; PROVIDED THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A

COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX F OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

         11.10. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any Person by any party hereto, or whenever any of the parties desires to give or serve upon any Person any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered:
(a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex F or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Annex F to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         11.11. Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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

         11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         11.13. Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATED THERETO.

         11.14. Press Releases and Related Matters. Each Credit Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its Affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

         11.15. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Borrower's assets and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, pursuant to applicable law, is rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         11.16. Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13 with its counsel.

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

         11.17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12.      CROSS-GUARANTY

         12.1. Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by, the following:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of or change in this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

                  (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

                  (d)      the insolvency of any Credit Party; or

                  (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

         12.2. Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, at common law, at law or in equity or otherwise to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other Person or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this
Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

         12.3. Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing in this Agreement shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

         12.4. Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12 and that Agent, Lenders and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this
Section 12.4.

         12.5. Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender, but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

         12.6. Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 1) shall be limited to an amount not to exceed, as of any date of determination, the amount that could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

         12.7.    Contribution with Respect to Guaranty Obligations.

                  (a) To the extent that any Borrower shall make a payment under this Section 12 of all or any of the Obligations (other than Term Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's Allocable Amount (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (b) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including
         Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Term Loans made directly or indirectly to such Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

                  (c) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrowers to which such contribution and indemnification are owing.

                  (d) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

         12.8. Liability Cumulative. The liability of Borrowers under this
Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

                         [Remainder of page left blank.]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            BORROWERS

                                            LTFMF AZ REAL ESTATE, LLC,
                                            a Delaware limited liability company

                                            ____________________________________
                                            Eric J. Buss, Secretary

         IN WITNESS WHEREOF, this Agreement has been duly executed by the following Person in its capacity as a Credit Party and not as a Borrower as of the date first written above.

                                            LTFMF REAL ESTATE HOLDINGS, LLC,
                                            a Delaware limited liability company

                                            ____________________________________
                                            Eric J. Buss, Secretary

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            GENERAL ELECTRIC CAPITAL
                                            CORPORATION,
                                            as Agent and Lender

                                            By:_________________________________
                                            Name:_______________________________
                                                  Duly Authorized Signatory

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                            MARATHON STRUCTURED FINANCE
                                            FUND, LTD.,
                                            as Lender

                                            By:_________________________________
                                                     David Arzi
                                                     Duly Authorized Signatory

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT

1.       DEFINITIONS

         Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement.

                  "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

                  "Accounting Changes" has the meaning ascribed thereto in Annex D.

                  "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to such Person, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts, (e) all health care insurance receivables and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "Acknowledgement Agreement" has the meaning ascribed to it in
Section 1.15(d).

                  "Additional Lender" has the meaning ascribed to it in Section 1.15.

                  "Affected Lender" has the meaning ascribed to it in Section 1.12(c).

                  "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Credit Parties, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of any Credit Party. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Agent and each Lender.

                  "Agent" has the meaning ascribed to it in the Preamble of this Agreement.

                  "Agreement" has the meaning ascribed to it in the Preamble of this Agreement.

                  "Allocable Amount" means, with respect to any Borrower and as of any date of determination, the maximum amount of the claim that could then be recovered from such Borrower under Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  "Applicable Percentage" means (a) 3.0%, in the case of a prepayment or payment after acceleration on or prior to the first anniversary of the Closing Date, (b) 2.0%, in the case of a prepayment or payment after acceleration after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, and (c) 1.0%, in the case of a prepayment or payment after acceleration after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date.

                  "Appendices" has the meaning ascribed to it in the Recitals to this Agreement.

                  "A Rated Bank" has the meaning ascribed to it in Section 6.2.

                  "Assignment Agreement" has the meaning ascribed to it in
Section 9.1(a).

                  "Assignments of Leases" means each Assignment of Rents and Leases of even date herewith executed by each Borrower that is a signatory hereto in favor of Agent, on behalf of itself and Lenders, and any assignments of rents and leases executed after the Closing Date by any Credit Party in favor of Agent, on behalf of itself and Lenders (as required by any Loan Document), in each case, as amended, supplemented, restated, or otherwise modified from time to time.

                  "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and any successor statute thereto.

                  "Borrower Representative" means Holdings in its capacity as Borrower Representative pursuant to Section 1.1(f).

                  "Borrowers" has the meaning ascribed to it in the Preamble of this Agreement.

                  "Borrowing Availability" means, for each Facility, (a) the lesser of (i) the Commitment of all Lenders as of that date less the aggregate principal amount of Term Loans advanced prior to such date and (ii) 65% of Borrowers' total cost to acquire and improve the real property for such Facility.

                  "BSA" has the meaning ascribed to it in Section 3.1(b).

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Capital Expenditures" means, with respect to any Facility, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by LTF in connection with such Facility during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, in each case that that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "CERCLA" has the meaning ascribed to it in the definition of Environmental Laws included in Annex A.

                  "Certificate of Exemption" has the meaning ascribed to it in
Section 1.11(c).

                  "Change of Control" means any event, transaction or occurrence as a result of which (a) LTF ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of Holdings or (b) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of each Borrower.

                  "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Closing Date" means December 31, 2003.

                  "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder, in substantially the form of Section 1 of Annex B.

                  "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "Collateral" means the property covered by the Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Mortgages, the Assignments of Leases, the Guaranty Agreement and all similar agreements entered into by any Person guaranteeing payment of or granting a Lien upon property as security for payment of the Obligations, in each case as amended, supplemented, restated, or otherwise modified from time to time.

                  "Collection Account" means that certain account of Agent, account number 502-328-54 in the name of Agent at Bankers Trust Company in New York, New York ABA No. 021 001 033, or such other account as may be specified in writing by Agent as the "Collection Account."

                  "Commitment" means, (a) as to any Lender, the aggregate commitment of such Lender to make Term Loans as set forth on Annex G or in the most recent Assignment Agreement executed by such Lender and, (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans, which aggregate commitment shall be $35,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.

                  "Commitment Termination Date" means the earliest of (a) December 31, 2004, (b) the date of termination of Lenders' obligations to make Term Loans or permit existing Term Loans to remain outstanding pursuant to
Section 8.2(b) and (c) the date of indefeasible prepayment in full by Borrowers of the Term Loans and the permanent reduction of all Commitments to $0.

                  "Compliance Certificate" has the meaning ascribed to it in Annex C.

                  "Control Letter" means a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party or (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any

Credit Party whereby, among other things, the issuer or securities intermediary disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

                  "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "Credit Parties" means Holdings, each Borrower and each Subsidiary of Holdings or Borrower, if any.

                  "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "Default Rate" has the meaning ascribed to it in Section
1.4(d).

                  "Deposit Agreement" means, with respect to each Facility, the Deposit Agreement executed by LTF in favor Agent, on behalf of itself and Lenders, pursuant to which LTF agrees to pay Deposits to Agent, for the benefit of Agent and Lenders, to secure the Obligations related to such Facility.

                  "Deposits" means, with respect to any Facility for any Fiscal Month, the deposits related to such Fiscal Month and paid by LTF to Agent in the subsequent Fiscal Month, in accordance with the Deposit Agreement.

                  "Disclosure Schedules" means the Schedules prepared by Borrowers and denominated as Disclosure Schedules 1.3 through 6.7 in the Index of Appendices to this Agreement.

                  "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "Dollars" or "$" means lawful currency of the United States of America.

                  "EBITDA" means, with respect to any Facility for any applicable period, LTF's net income or loss after taxes for such period (excluding any after-tax gains or losses on the sale of assets other than the sale of Inventory in the ordinary course of business and excluding other after-tax extraordinary gains or losses); plus interest expense, income and franchise tax expense, depreciation, amortization and lease payments related to the applicable Facility Lease, in each case, to the extent deducted in determining LTF's net income for such Facility for such period in accordance with GAAP.

                  "Environmental Indemnity Agreements" means each Environmental Indemnity Agreement executed by LTF, Holdings, and any Borrower in favor of Agent, for the benefit of Agent and Lenders, with respect to the Facilities, all in form and substance reasonably satisfactory to Agent.

                  "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Sections 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.); the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), any and all regulations promulgated thereunder, all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws or Environmental Permits or in connection with any Release or presence of a Hazardous Material whether on, at, in, under, from, about or in the vicinity of any real or personal property.

                  "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Person's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

                  "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate of a Credit Party, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or any ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or Section 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "Event of Default" has the meaning ascribed to it in Section 8.1.

                  "Facility" means the land, buildings, improvements and other real property interests in LTF prototypical fitness facilities to be located in Tempe, Arizona; Gilbert, Arizona; Plano, Texas; Willowbrook, Texas; and Garland, Texas or such other locations, in each case as agreed to by Agent and Lenders.

                  "Facility Funding Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement, the other Loan Documents and the transactions contemplated thereunder with respect to any Facility and the Term Loan related thereto, in Section 2 of Annex B.

                  "Facility Lease" means, with respect to any Facility, the lease agreement by and between a Borrower and LTF, pursuant to which LTF leases such Facility from the applicable Borrower on a triple net basis for a term expiring at least fifteen years after the Closing Date and for a lease amount at least equal to such Facility's Fixed Charges, which lease shall be non-cancellable and cross-defaulted against all other Facility Leases.

                  "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fee Letter" has the meaning ascribed to it in Section 1.5(a).

                  "Fees" means any and all fees payable to Agent or any Lender pursuant to this Agreement or any other Loan Document.

                  "Financial Covenants" means the financial covenants set forth in Annex D.

                  "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Credit Parties, LTF, and their respective Subsidiaries, as applicable, delivered in accordance with Sections 3.4 and 4 and Annex C.

                  "Fiscal Month" means any of the monthly accounting periods of the Credit Parties and LTF.

                  "Fiscal Year" means any of the annual accounting periods of the Credit Parties and LTF ending on December 31 of each year.

                  "Fixed Charge Ratio" means, with respect to any Facility, the ratio of EBITDA minus non-financed Capital Expenditures to Fixed Charges; calculated at the end of each Fiscal Month (a) on a cumulative basis from the first full month prior to funding the Term Loan related to such Facility until a cumulative twelve months of scheduled principal payments on such Term Loan have been made and (b) thereafter, based on the last twelve-month period then ended.

                  "Fixed Charges" means, with respect to any Facility for any fiscal period, the sum of (a) the aggregate of all Interest Expense, (b) scheduled payments of principal with respect to Indebtedness of the Borrower that owns such Facility, including the related Term Loan, (c) income and franchise tax expense determined in accordance with GAAP, and (d) payments with respect to LTF's Capital Lease Obligations, in each case attributable to such Facility for such fiscal period and without duplication and, (e) to the extent such fiscal period includes the Initial Calculation Period (or any portion thereof), interest and principal attributable to the Term Loan related to such Facility and Capital Lease Obligations attributable to such Facility, giving pro forma effect to such Term Loan and the LTF Capital Leases related to such Facility.

                  "Foreign Lender" has the meaning ascribed to it in Section 1.11(c).

                  "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex D.

                  "GE Capital" has the meaning ascribed to it in the Preamble of this Agreement.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Granting Lender" has the meaning ascribed to it in Section 9.1(f).

                  "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (the "Primary Obligation") of any other Person (the "Primary Obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any Primary Obligation, (b) advance or supply funds (i) for the purchase or payment of any Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the Primary Obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any Primary Obligation of the ability of the Primary Obligor to make payment of the Primary Obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of any Primary Obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the Primary Obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "Guarantor Payment" has the meaning ascribed to it in Section 12.7.

                  "Guaranty Agreement" means the Guaranty of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders, guaranteeing the Obligations of Borrowers to Agent and Lenders.

                  "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "Holdings" has the meaning ascribed to it in the Preamble of this Agreement.

                  "Holdings Pledge Agreement" means the Pledge Agreement of even date herewith executed by Holdings in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries.

                  "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property, payment for which is deferred six months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Interest Rate in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "Indemnified Liabilities" has the meaning ascribed to it in
Section 1.9.

                  "Indemnified Person" has the meaning ascribed to in Section
1.9.

                  "Index Rate" means the highest per annum rate of interest published by the Federal Reserve Board in the most current Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the 5-year rate for U.S. Government Treasury Securities.

                  "Initial Calculation Period" means, with respect to any Facility, the period from the first day of the Fiscal Month prior to the applicable Term Loan funding date through (a) the last day of the Fiscal Month including such funding date, if the funding date occurred on or before the fifteenth calendar day of the month, or (b) the last day of the first full Fiscal Month following such funding date, if the funding date occurred after the fifteenth calendar day of the month.

                  "Initial Fixed Charge Ratio" means, with respect to any Facility, the ratio of EBITDA plus Deposits minus non-financed Capital Expenditures to Initial Fixed Charges, calculated at the end of each Fiscal Month, (a) on a cumulative basis from the first full month prior to funding the Term Loan related to such Facility until a cumulative twelve months scheduled principal payments on such Term Loan have been made and (b) thereafter, based on the last twelve-month period then ended.

                  "Initial Fixed Charges" means, with respect to any Facility for any fiscal period, the sum of (a) the aggregate of all Interest Expense and
(b) scheduled payments of principal, in each case with respect to the Term Loan related to such Facility for such fiscal period, and (c) to the extent such fiscal period includes the Initial Calculation Period (or any portion thereof), interest and principal attributable to the Term Loan related to such Facility, giving pro forma effect to such Term Loan.

                  "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other evidences of indebtedness, other than instruments that constitute or are a part of a group of writings that constitute Chattel Paper.

                  "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks and the goodwill associated with such Trademarks.

                  "Interest Expense" means, with respect to any Facility for any fiscal period, interest expense (whether cash or non-cash) attributable to such Facility determined in accordance with GAAP for the relevant period ended on such date, including such Facility's share of interest expense with respect to any Funded Debt of the Borrower who owns such Facility and interest expense for the relevant period that has been capitalized on the balance sheet of such Borrower.

                  "Interest Rate" means a per annum rate equal to 4.5% plus the Index Rate as of the funding date of the applicable Term Loan.

                  "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Borrower, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any

Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

                  "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "Joinder Agreement" has the meaning ascribed to it in Section 1.14(a).

                  "Lenders" has the meaning ascribed to it in the Preamble of this Agreement.

                  "Letter Agreement" means the Letter Agreement, dated as of the date hereof, between LTF and Agent, for the benefit of Agent and Lenders.

                  "License" means any Copyright License, Patent License, Trademark License or other similar license of rights or interests now held or hereafter acquired by any Credit Party.

                  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of or agreement to give any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "Litigation" has the meaning ascribed to it in Section 3.13.

                  "Loan Account" has the meaning ascribed to it in Section 1.8.

                  "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Letter Agreement, the Environmental Indemnity Agreements, the Deposit Agreements, the Joinder Agreements and all other agreements, instruments, documents and certificates identified in the Closing Checklist or the Facility Funding Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party or any other Person and delivered to Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "LTF" has the meaning ascribed to it in the Recitals of this Agreement.

                  "LTFAZ" has the meaning ascribed to it in the Preamble of this Agreement.

                  "LTF Pledge Agreement" means the Pledge Agreement of even date herewith executed by LTF in favor of Agent, on behalf of itself and Lenders, pledging all Stock of Holdings.

                   "Make Whole Amount" means, as of any date of prepayment or payment after acceleration, an amount equal to the greater of (a) the aggregate present value of the remaining installments of the Term Loans, discounted to such date at the Reinvestment Rate, less the aggregate present value of the remaining installments of the Term Loans, discounted to such date at the Interest Rates applicable to each such Term Loan, and (b) zero.

                  "Margin Stock" has the meaning ascribed to in Section 3.10.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of the Credit Parties, taken as a whole, or LTF, (b) any Borrower's ability to pay any of the Term Loans or any of the other Obligations in accordance with the terms of this Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under this Agreement and the other Loan Documents.

                  "Maturity Date" means the earliest of (a) December 31, 2011 and (b) the date of termination of Lenders' obligations to permit existing Term Loans to remain outstanding pursuant to Section 8.2(b).

                  "Maximum Amount" means, as of any date of determination, an amount equal to the Commitment of all Lenders as of such date.

                  "Maximum Lawful Rate" has the meaning ascribed to it in
Section 1.4(e).

                  "Mortgages" means each of the mortgages, deeds of trust or other real estate security documents executed by any Borrower in favor of Agent, for the benefit of Agent and Lenders, with respect to the Real Estate, all in form and substance reasonably satisfactory to Agent.

                  "Multiemployer Plan" means a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or any ERISA Affiliate is making, is obligated to make or has made or been obligated to make contributions on behalf of participants who are or were employed by any of them.

                  "Non-Consenting Lender" has the meaning ascribed to it in
Section 11.2(d).

                  "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

                  "Note" has the meaning ascribed to it in Section 1.1(c).

                  "Notice of Borrowing" has the meaning ascribed to it in
Section 1.1(a).

                  "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under this Agreement or any other Loan Document.

                  "OFAC" has the meaning ascribed to it in Section 3.1(b).

                  "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "Payment Date" means, as to any Term Loan, the first Business Day of each month to occur while such Term Loan is outstanding, the Maturity Date and the Termination Date; provided that if the funding date of such Term Loan occurred after the fifteenth calendar day of the month, the first Business Day of the first full calendar month following the funding date shall not be a "Payment Date."

                  "Pay-off Letter" means, with respect to any Refinancing, a letter reasonably satisfactory to Agent confirming that the Prior Lender Obligations will be repaid in full from the proceeds of the related Term Loan and all Liens upon any of the property of Borrowers in favor of the applicable Prior Lender shall be terminated by such Prior Lender immediately upon such payment.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Pension Plan" means a Plan described in Section 3(2) of ERISA.

                  "Perfection Certificate" means the Perfection Certificate, dated as of the date hereof, executed by Borrowers in favor of Agent, for the benefit of Agent and Lenders, together with all schedules thereto, as amended, supplemented, restated, or otherwise modified from time to time.

                  "Permitted Acquisition" has the meaning ascribed to it in
Section 6.1(b).

                  "Permitted Encumbrances" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders or contracts made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $100,000 at any time; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(l); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of itself and Lenders; and (j) Liens expressly permitted under
Section 6.7(b).

                  "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" means, at any time, an "employee benefit plan," as defined in Section 3(3) of ERISA, that any Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven years on behalf of participants who are or were employed by any Credit Party or any ERISA Affiliate.

                  "Pledge Agreements" means, collectively, the LTF Pledge Agreement, the Holdings Pledge Agreement, and any pledge agreements executed after the Closing Date by any Credit Party in favor of Agent, on behalf of itself and Lenders (as required by any Loan Document), in each case, as amended, supplemented, restated, or otherwise modified from time to time.

                  "Prepayment Premium" means an amount equal to the Applicable Percentage multiplied by the sum of (i) the principal amount of the Term Loans paid after acceleration or prepaid and (ii) the amount of the reduction of the Commitment.

                  "Primary Obligation" has the meaning ascribed to it in the definition of Guaranteed Indebtedness included in Annex A.

                  "Primary Obligor" has the meaning ascribed to it in the definition of Guaranteed Indebtedness included in Annex A.

                  "Prior Lender" means, with respect to any Facility, the lender that provided construction financing for such Facility and held a security interest in or Lien on the Facility prior to the Term Loan advance related to such Facility.

                  "Prior Lender Obligations" means, with respect to any Facility, the payment and performance obligations of any Person to a Prior Lender under the loan documents evidencing the construction loan related to such Facility and the Prior Lender's security interest in or Lien on the Facility.

                  "Pro Forma" means the unaudited consolidated and consolidating balance sheet of LTF and the Credit Parties as of the last Fiscal Month for which monthly financial statements were required by Annex C prior to the funding date of any Facility, after giving pro forma effect to the Related Transactions.

                  "Projections" means LTF's and the Credit Parties' forecasted consolidated and consolidating: (a) balance sheets; (b) income statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary-by-Subsidiary or Facility-by-Facility basis, if applicable, and otherwise consistent with the historical Financial Statements of LTF and its Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

                  "Proposed Change" has the meaning ascribed to it in Section 11.2(d).

                  "Pro Rata Share" means, with respect to any Lender, (a) prior to the Commitment Termination Date, the percentage obtained by dividing (i) the Commitment of such Lender by (ii) the aggregate Commitments of all Lenders and
(b) on and after the Commitment Termination Date, the Pro Rata Share Outstanding of all Term Loans.

                  "Pro Rata Share Advanced" means, with respect to any Lender, the percentage obtained by dividing (i) the principal amount of the applicable Term Loan advanced or to be advanced by such Lender by (ii) the principal amount of such Term Loan.

                   "Pro Rata Share Available" means, with respect to any Lender, the percentage obtained by dividing (i) the difference between the Commitment of such Lender and the aggregate principal amount of the Term Loans held by such Lender by (ii) the difference between the Maximum Amount and the aggregate principal amount of the Term Loans held by all Lenders.

                  "Pro Rata Share Outstanding" means, with respect to any Lender, (a) as to any Term Loan, the percentage obtained by dividing (i) the outstanding principal amount of such Term Loan held by such Lender by (ii) the outstanding principal amount of such Term Loan, and (b) as to all Term Loans outstanding, the percentage obtained by dividing (i) the aggregate outstanding principal amount of the Term Loans held by such Lender by (ii) the aggregate outstanding principal amount of the Term Loans held by all Lenders.

                  "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from Standard & Poor's Ratings Group and a rating of Baa2 or higher from Moody's Investors Service, Inc. at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent, in its discretion, to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Stock issued by any Credit Party or LTF shall be a Qualified Assignee.

                  "Ratable Share" means, with respect to any Borrower, the aggregate principal amount of the Term Loans advanced to such Borrower and evidenced by the Notes executed by such Borrower.

                  "Real Estate" has the meaning ascribed to it in Section 3.6.

                  "Refinancing" means, with respect to any Facility, the repayment in full by Borrowers of the Prior Lender Obligations related to such Facility on the funding date of the Term Loan related to such Facility.

                  "Reinvestment Rate" means, as of any date of prepayment or payment after acceleration, a per annum rate equal to the sum of 0.50% and the Yield of United States Treasury Notes with a maturity equal to the number of months from such date to the Maturity Date. If no maturity exactly corresponds to the number of months from such date to the Maturity Date, the Yield of the United States Treasury Notes shall be interpolated on a straight-line basis, utilizing the yields for the two maturities that most closely correspond to the remaining term, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive absent manifest error.

                  "Related Transactions" means, with respect to any Facility, the Term Loan related to such Facility, the acquisition of the Facility by a Borrower, the Refinancing, the execution of the Facility Lease, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of the Related Transactions Documents.

                  "Related Transactions Documents" means, with respect to any Facility, the related Loan Documents, the Deed evidencing the acquisition of such Facility by a Borrower, the Facility Lease, the Pay-off Letter and all other agreements or instruments executed in connection with the Related Transactions.

                  "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "Replacement Lender" has the meaning ascribed to it in Section 1.12(c).

                  "Requisite Lenders" means, (a) prior to the Commitment Termination Date, Lenders having more than 66 2/3% of the Commitments of all Lenders and, (b) on and after the Commitment Termination Date, Lenders having more than 66 2/3% of the aggregate outstanding amount of all Term Loans.

                  "Restricted Payment" means, with respect to any Credit Party,
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or its Affiliates.

                  "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "Security Agreements" means the Security Agreements of even date herewith executed by each Borrower that is a signatory hereto and Holdings in favor of Agent, on behalf of itself and Lenders, and any other security agreements executed after the Closing Date by any Credit Party (as required by any Loan Document), in each case, as amended, supplemented, restated, or otherwise modified from time to time.

                  "Settlement Date" has the meaning ascribed to it in Section 9.9(a)(ii).

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning ascribed to it in Section 9.1(f).

                  "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

                  "Subordinated Debt" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

                  "Supermajority Lenders" means Lenders having (a) 80% or more of the Commitments of all Lenders or, (b) after the Commitment Termination Date, 80% or more of the aggregate outstanding principal amount of Term Loans.

                  "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

                  "Termination Date" means the date on which (a) the Term Loans have been indefeasibly repaid in full, (b) all other Obligations have been completely discharged and (c) Borrowers shall have no further right to borrow any monies under this Agreement.

                  "Term Loan" has the meaning ascribed to it in Section 1.1(a).

                  "Title IV Plan" means a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "Unused Facility Fee" has the meaning ascribed to it in
Section 1.5(b).

                  "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

         2.       RULES OF CONSTRUCTION

                  Rules of construction with respect to accounting terms used in the Loan Documents shall be as set forth in Annex D. All other undefined terms contained in any Loan Document shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule.

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Person, such words are intended to signify that such Person has actual knowledge or awareness of a particular fact or circumstance or that such Person, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                               ANNEX B (SECTION 2)
                                       TO
                                CREDIT AGREEMENT

1.       CLOSING CHECKLIST

         In addition to, and not in limitation of, the conditions described in
Section 2.1, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing
Date:

         A.       Appendices. All Appendices to the Agreement.

         B. Security Agreements. Duly executed originals of the Security Agreements dated as of the Closing Date and all instruments, documents and agreements executed pursuant thereto.

         C. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of itself and Lenders.

         D. Security Interests and Code Filings. Evidence that Agent (for the benefit of itself and Lenders) has a valid and perfected first-priority security interest in the Collateral, including (i) such documents duly executed by each Credit Party and LTF, as applicable, (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing Date).

         E. Charter and Good Standing. For each Credit Party, such Person's (a) charter or similar document and all amendments thereto, (b) good standing certificate (including verification of tax status) in its state of organization and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority. For LTF, its (a) charter or similar document and all amendments thereto, (b) good standing certificate (including verification of tax status) in its state of organization and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in Arizona and Texas, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         F. Bylaws and Resolutions. For each Credit Party and LTF, (a) such Person's bylaws, operating agreement or similar document, together with all amendments thereto and (b) resolutions of such Person's Board of Directors or other governing body, approving and authorizing the execution, delivery and performance of the Loan Documents to which such

Person is a party and the Related Transactions, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         G. Incumbency Certificates. For each Credit Party and LTF, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as being true, accurate, correct and complete as of the Closing Date by such Person's corporate secretary, an assistant secretary or another officer of such Person who did not execute any of the other Loan Documents.

         H. Opinions of Counsel. Duly executed originals of opinions of Eric Buss, General Counsel of LTF, and Faegre & Benson, LLP, counsel for the Credit Parties and LTF, together with any local counsel opinions reasonably requested by Agent, dated the Closing Date and accompanied by a letter addressed to such counsel from the Credit Parties and LTF, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

         I.       Letter Agreement. Duly executed original of the Letter
Agreement.

         J. Pledge Agreements. Duly executed originals of the Pledge Agreements accompanied by share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement, stock powers for such share certificates executed in blank and, with respect to any pledged limited liability company interest, evidence that such limited liability company opted in to Article 8 of the Code.

         K.       Holdings Guaranty. Duly executed original of the Guaranty
Agreement.

         L. Accountants' Letters. A letter from the Credit Parties and LTF to their independent auditors or independent certified public accountants, authorizing such Persons to communicate with Agent and Lenders in accordance with Section 4.2.

         M.       Fee Letter. Duly executed originals of the Fee Letter.

         N. Officer's Certificate. Duly executed originals of a certificate of the Chief Financial Officer or other similar officer of each Credit Party and LTF, dated the Closing Date, stating that since December 31, 2002 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which such Person operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Loan Documents or the Related Transactions Documents; (d) there have been no Restricted Payments made by any Borrower; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of such Person or any of its Subsidiaries.

         O.       Audited Financials; Financial Condition.

                  1. The Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative's Chief Financial Officer.

                  2. A certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on the Projections, to the effect that (a) the Projections are based upon estimates and assumptions stated therein, all of which such Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect such Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein, and (b) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

         P. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent, in its sole discretion, may request

2.       FACILITY FUNDING CHECKLIST

         In addition to, and not in limitation of, the conditions described in
Section 2.2, pursuant to Section 1.1(a)(i), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the funding date of each Term Loan:

         A. Notice of Borrowing. Duly executed originals of a Notice of Borrowing.

         B. Notes. Duly executed originals of the Notes for each applicable Lender, dated the funding date.

         C. Payoff Letter; Termination Statements. Copies of the duly executed Pay-off Letter related to the applicable Facility, together with (a) UCC-3 or other appropriate termination statements releasing all Liens of the applicable Prior Lender upon personal property related to such Facility (including any fixture filings related to the Real Estate), and (b) documents evidencing the release of all Liens of the applicable Prior Lender upon any of the Real Estate (including the applicable Facility).

         D. Consents. Prior to the funding date of the first Term Loan advanced by Lenders, a copy of a duly executed consent by the required parties to that certain Second Amended and Restated Credit Agreement, dated as of July 19,2001, by and among LTF, Antares Capital Corporation, BNP Paribas, and the other financial institutions party thereto (as amended, supplemented, restated or otherwise modified from time to time) to the execution of the Loan Documents, the creation of the Credit Parties, and the consummation of the Related Transactions and the transactions contemplated by this Agreement; and a copy of that certain Written Action of the Holders of the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of Life Time Fitness, Inc., with respect to the creation of the Credit Parties and the transactions contemplated by this Agreement.

         E. Letter of Direction; Use of Proceeds. A description of Borrowers' sources and uses of funds as of the funding date, including the Term Loan to be advanced on that date, and duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement of the proceeds of the Term Loan.

         F. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 with respect to the applicable Facility are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of itself and Lenders.

         G. Charter and Good Standing. For the applicable Borrower, a good standing certificate (including verification of tax status) and certificate of qualification to conduct business in the jurisdiction where the Facility is located, dated a recent date prior to the funding date and certified by the applicable Secretary of State or other authorized Governmental Authority. For LTF, a good standing certificate (including verification of tax status) and certificate of qualification to conduct business in the jurisdiction where the Facility is located, dated a recent date prior to the funding date and certified by the applicable Secretary of State or other authorized Governmental Authority.

         H. Resolutions. For each Credit Party and LTF, resolutions of such Person's Board of Directors or other governing body, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the Related Transactions, each with respect to the applicable Facility, certified as of the funding date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

         I. Opinions of Counsel. Duly executed originals of opinions of Eric Buss, General Counsel of LTF, and Faegre & Benson, LLP, counsel for the Credit Parties and LTF, together with any local counsel opinions reasonably requested by Agent, dated the funding date and accompanied by a letter addressed to such counsel from the Credit Parties and LTF, authorizing and directing such counsel to address its opinion to Agent, on behalf of Lenders, and to include in such opinion an express statement to the effect that Agent and Lenders are authorized to rely on such opinion.

         J. Officer's Certificate. Duly executed originals of a certificate of the Chief Financial Officer or other similar officer of each Credit Party and LTF, dated the funding date, stating that, since the Closing Date, (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no material adverse change in the industry in which such Person operates; (c) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Loan Documents or the Related Transactions Documents; (d) there have been no Restricted Payments made by any Borrower; (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of such Person or any of its Subsidiaries; and (f) the representations and warranties of such Person contained in any Loan Document are true and correct as of the funding date, except to the extent that such representations and warranties expressly relate to earlier dates and except for changes therein expressly permitted or expressly contemplated by this Agreement.

         K. Mortgage and Assignment of Leases. Mortgage and Assignment of Leases covering all of the Real Estate and the Facility Lease related to the applicable Facility, together with (a) a title insurance policy (including Mechanics' Lien coverage), current as-built survey, zoning letters and a certificate of occupancy; (b) evidence that counterparts of the Mortgage have been recorded in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first-priority Lien (subject to Permitted Encumbrances) on the Real Estate related to the applicable Facility in favor of Agent, for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in the state in which the applicable Facility is located from counsel reasonably satisfactory to Agent.

         L.       Environmental Reports and Indemnity.

                  1. A Phase I Environmental Site Assessment Report, consistent with American Society for Testing and Materials (ASTM) Standard E 1527-94 and applicable state requirements, on the applicable Facility, dated no more than six months prior to the funding date, prepared by environmental engineers reasonably satisfactory to Agent.

                  2. Such environmental review and audit reports, including Phase II reports, with respect to the applicable Facility as Agent shall have requested.

                  3. Letters executed by the environmental firms preparing such environmental reports, authorizing Agent and Lenders to rely on such reports.

                  4. Duly executed original of an Environmental Agreement for such Real Estate, dated the funding date.

         M. Appraisal. An appraisal of each parcel of Real Estate related to the applicable Facility.

         N. Deposit Agreement. Duly executed originals of the Deposit Agreement for such Facility, dated the funding date.

         O. Cross-Guaranty. Duly executed originals of an acknowledgment by each other Borrower, dated the funding date, acknowledging the Term Loan as an Obligation guaranteed by each of them pursuant to Section 12 and reaffirming the obligation of each of them under Section 12.

         P. Guaranty. Duly executed original of an acknowledgment by Holdings, dated the funding date, acknowledging the Term Loan as an Obligation guaranteed by Holdings pursuant to the Guaranty Agreement and reaffirming the obligation of Holdings under the Guaranty Agreement.

         Q. Financial Condition. A certificate of the Chief Executive Officer and/or the Chief Financial Officer of each Borrower, based on the Pro Forma and Projections, to the effect that (a) such Borrower will be Solvent upon the consummation of the Related Transaction for applicable Facility; (b) the Pro Forma attached to such certificate fairly presents the financial condition of such Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents and the Related Transactions Documents with respect to the Facility and was prepared by the Credit Parties and LTF giving pro forma effect to the Related Transactions in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP; and (c) containing such other statements with respect to the solvency of such Borrower and matters related thereto as Agent shall request.

         R. Other Documents. Such other certificates, documents and agreements respecting any Credit Party or any Affiliate of a Credit Party as Agent, in its sole discretion, may request.

                              ANNEX C (SECTION 4.1)
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING

         The Credit Parties and LTF shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

1. Monthly Financials. To Agent and Lenders, within thirty days after the end of each Fiscal Month, financial information regarding the Facilities and LTF and its Subsidiaries, certified by the Chief Financial Officer of LTF, consisting of consolidated and consolidating
         (a) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (b) unaudited statements of income for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (i) a statement in reasonable detail (each, a "Compliance Certificate") showing the calculations used in determining compliance with the applicable Financial Covenant for each Facility, in substantially the form of Exhibit 4.1 and (ii) the certification of the Chief Financial Officer of LTF that (A) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of the Facilities, LTF and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (B) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

2. Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty days after the end of each Fiscal Year, an annual operating plan for the Facilities, LTF and its Subsidiaries, on a consolidated and consolidating basis, approved by the Board of Directors of LTF for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets and income statements for the following year in form and substance consistent with, on the same basis as, and in similar detail as the Projections delivered in accordance with Section 3.4.

3. Annual Audited Financials. To Agent and Lenders, within ninety days after the end of each Fiscal Year, audited Financial Statements for LTF, the Credit Parties and their Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and include an unqualified audit opinion by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements shall be accompanied by (a) a statement in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (b) a letter addressed to Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Agent and subject to standard qualifications required by nationally-recognized accounting firms, signed by such accounting firm, acknowledging that Agent and Lenders are entitled to rely upon such accounting firm's opinion included in such audited Financial Statements, (c) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (d) the certification of the Chief Executive Officer or Chief Financial Officer of LTF that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of LTF, the Credit Parties and their Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

4. Management Letters. To Agent and Lenders, within five Business Days after receipt thereof by any Credit Party or LTF, copies of all management letters, exception reports or similar letters or reports received by such Person from its independent certified public accountants.

5. Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five Business Days after an executive officer of any Credit Party or LTF has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

6. SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party or LTF to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party or LTF with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party or LTF to the public concerning material changes or developments in the business of any such Person.

7. Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party or LTF with respect to any Subordinated Debt or Stock of such Person, and, within two Business Days after any Credit Party or LTF obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

8. Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

9. Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation that (a) seeks damages in excess of $100,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party or LTF or (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

10. Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

11. Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party's or LTF's business or financial condition as Agent or any Lender shall from time to time reasonably request.

                             ANNEX D (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

The Credit Parties shall not breach or fail to comply with any of the following Financial Covenants, each of which shall be calculated in accordance with GAAP consistently applied:

1. INITIAL FIXED CHARGE RATIO. For the first eighteen full Fiscal Months following funding of any Term Loan or until Agent shall receive evidence satisfactory to Agent, in its sole discretion, that the related Facility's Fixed Charge Ratio is not less than 1.20 to 1.00, each Facility shall have an Initial Fixed Charge Ratio of not less than
         1.00 to 1.00.

2. FIXED CHARGE RATIO. After the first eighteen full Fiscal Months following funding of any Term Loan or sooner if Agent shall have received evidence satisfactory to Agent, in its sole discretion, that the related Facility's Fixed Charge Ratio is not less than 1.20 to 1.00, each Facility shall have a Fixed Charge Ratio of not less than
         1.20 to 1.00.

         Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the Financial Covenants, standards or terms used in any Loan Document, then the Credit Parties, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Loan Documents so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Credit Parties', LTF's and the Facilities' financial conditions shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by any Credit Party's or LTF's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Loan Documents shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of the Financial Covenants and other standards and terms in accordance with the Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex D shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.

                            ANNEX E (SECTION 9.9(a))
                                       TO
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

         Name:              General Electric Capital Corporation
         Bank:              Bankers Trust
                            One Banker's Trust Plaza
                            New York, New York 10006
         ABA #:             021001033
         Account #:         50270797
         Account Name:      CFI Incoming Cash
         Reference:         Operations / Life Time Fitness

                             ANNEX F (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES

1.       IF TO AGENT OR GE CAPITAL, AT

         General Electric Capital Corporation
         401 Merritt Seven, Suite 23
         Norwalk, Connecticut 06856
         Attention: Jeff Fitts, Account Manager
         Telecopier No.: (203) 229-1992
         Telephone No.:  (203) 229-1920
         E-Mail: jeff.fitts@ge.com

         with copies to:

         General Electric Capital Corporation
         Capital Funding, Inc.
         500 W. Monroe, 29th Floor
         Chicago, Illinois 60661
         Attention:  Mike O' Malley
         Telecopier No.: (312) 441-7519
         Telephone No.:  (312) 441-7856
         E-mail: mike.o'malley@ge.com

         and

         Husch & Eppenberger, LLC
         1200 Main Street, Suite 1700
         Kansas City, Missouri 64105
         Attention: Christopher J. Rockers, Esq.
         Telecopier No.: (816) 421-0596
         Telephone No.:  (816) 283-4608
         E-Mail: christopher.rockers@husch.com

2.       If to any Borrower or to Holdings, to Borrower Representative, at

         LTFMF Real Estate Holdings, LLC
         6442 City West Parkway
         Eden Prairie, Minnesota 55344
         Attention: Eric J. Buss, General Counsel
         Telecopier No.: (952) 947-0099
         Telephone No.:  (952) 947-0000
         E-Mail: ebuss@lifetimefitness.com
         with copies to:

         Faegre & Benson, LLP
         2200 Wells Fargo Center
         90 South Seventh Street
         Minneapolis, Minnesota 55402
         Attention:  Scott Anderegg
         Telecopier No.: (612) 766-1600
         Telephone No.:  (612) 766-8716
         E-mail: sanderegg@faegre.com

3.       If to LTF, at

         Life Time Fitness, Inc.
         6442 City West Parkway
         Eden Prairie, Minnesota 55344
         Attention: Eric J. Buss, General Counsel
         Telecopier No.: (952) 947-0099
         Telephone No.:  (952) 947-0000
         E-Mail: ebuss@lifetimefitness.com

         with copies to:

         Faegre & Benson, LLP
         2200 Wells Fargo Center
         90 South Seventh Street
         Minneapolis, Minnesota 55402
         Attention:  Scott Anderegg
         Telecopier No.:  (612) 766-1600
         Telephone No.:  (612) 766-8716
         E-mail:  sanderegg@faegre.com

4.       If to Marathon Structured Finance Fund, Ltd. at

         Marathon Structured Finance Fund, Ltd.
         461 Fifth Avenue
         New York, New York 10017
         Attention: David Arzi
         Telecopier No.: (212) 381-4499
         Telephone No.:  (212) 381-4402
         E-Mail: darzi@marathonfund.com
         with copies to:

         Jenkens & Gilchrist Parker Chapin LLP
         The Chrysler Building
         405 Lexington Avenue
         New York, New York 10174
         Attention: Michael A. Karpen, Esq.
         Telecopier No.: (212) 704-6288
         Telephone No.:  (212) 704-6149
         E-Mail: mkarpen@jenkens.com

                     ANNEX G (FROM ANNEX A - "COMMITMENTS")
                                       TO
                                CREDIT AGREEMENT

                                   COMMITMENTS

COMMITMENT                    LENDER
----------                    ------
$25,000,000                   GE Capital
$10,000,000                   Marathon Structured Finance
                              Fund, Ltd.

$35,000,000                   TOTAL

                                      G-1